                                     EXHIBIT 10.1

                               ASSET PURCHASE AGREEMENT
                                        AMONG
                        EDINBURGH FINANCIAL PUBLISHING LIMITED
                    EDINBURGH FINANCIAL PUBLISHING (ASIA) LIMITED
                      EDINBURGH FINANCIAL PUBLISHING (USA) INC.
                                  BARRA (U.K.), LTD.
                                     BARRA, INC.
                         JEREMY SALVESEN AND ANGUS MACDONALD
                                         AND
                              BARRA INTERNATIONAL, LTD.
                          BARRA INTERNATIONAL (JAPAN), LTD.






                                  DUNDAS & WILSON CS
                                      SOLICITORS


MADELEINE SMITH HOUSE                                       SALTIRE COURT
6/7 BLYTHSWOOD SQUARE                                     20 CASTLE TERRACE
GLASGOW G2 4AD                                            EDINBURGH  EH1 2EN

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                                       22

     TEL:  0141 221 9880                          TEL:  0131 228 8000
     FAX:  0141 221 9804                          FAX:  0131 228 8888

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                                       23

                                        INDEX




1.  Interpretation

2.  Sale and Purchase of Business and Assets

3.  Purchase Price

4.  Completion

5.  No Assumption of Liabilities

6.  Warranties

7.  Access to Information

8.  The Debts and Creditors

9.  Post-Completion Undertaking

10. Transitional Provisions

11. Contracts

12. Apportionment

13. Creditors and Liabilities

14. Employees

15. Guarantee

16. Announcements

17. Assignation and Transfer

18. Agreement to Continue

19. Further Actions

20. Consents and Waivers

21. Severability and Recission

22. Value Added Tax

23. Costs and Stamp Duty

24. Entire Agreement and Variations

25. Disputes

26. Notices

27. Governing Law

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SCHEDULE

PART I - THE PROPERTIES

PART II - THE CONTRACTS (INCLUDING LEASING AGREEMENT BUT EXCLUDING CUSTOMER CONTRACTS)

PART III - THE VEHICLES

PART IV - THE PLANT AND EQUIPMENT (AS AT SIGNING)

PART V - THE SPECIFIC IP

PART VI - THE SIGNING LIABILITIES

PART VII - THE PROPERTY CONDITIONS

PART VIII - THE DEBTS (31ST JULY 1997)

PART IX - THE WARRANTIES

PART X - LIST OF DOCUMENTS

PART XI - BROKERS LIST (AS AT SIGNING)

PART XII - BALANCE SHEET INSTRUCTIONS

PART XIII - (A)    -  BASE PERIOD BALANCE SHEET

            (B)    -  EXECUTION BALANCE SHEET

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                                                     AGREEMENT

                                                       among

                                       EDINBURGH FINANCIAL PUBLISHING LIMITED
                                       incorporated in Scotland under the
                                       Companies Acts No. 101910 and having its registered office at 3rd Floor, 124/125 Princes Street, Edinburgh EH2 4BD (hereinafter called "UK")

                                       EDINBURGH FINANCIAL PUBLISHING (ASIA)
                                       LIMITED  incorporated in S.A.R. HK,
                                       Peoples Republic of China under the No.
                                       399597 and having its registered office
                                       at 7th Floor, Allied Kajima Building,
                                       138 Gloucester Road, S.A.R. HK Peoples
                                       Republic of China (hereinafter called
                                       "Asia")

                                       EDINBURGH FINANCIAL PUBLISHING (USA)
                                       INC. incorporated under the laws of the State of New York under No. 940613000109 and having its principal place of business at 15 Columbus Circle, New York, NY 10023 - 7773, USA (hereinafter called "USAV")

                                       (UK, Asia and USAV being hereinafter
                                       together called "the Vendors" and
                                       individually each "Vendor")

                                       BARRA (U.K.), LTD. incorporated in
                                       England No. 3340126 and having its
                                       registered office at 1 Whittington
                                       Avenue, London EC3Y 1LE ( hereinafter
                                       called the "Purchaser")

                                       BARRA, INC. incorporated under the laws
                                       of the State of California and having
                                       its principal place of business at 2100
                                       Milvia Street, Berkeley, CA 94704, USA
                                       (hereinafter called "BARRA")


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

                                       JEREMY SALVESEN residing at Cardrona
                                       House, Innerleithen, Peeblesshire EH44
                                       6PS, (hereafter called "JS"), ANGUS
                                       MACDONALD  residing at Auchleeks,
                                       Trinafour, Nr Pitlochry, Perthshire PH18
                                       5UF (hereinafter called "AM")

                                       BARRA INTERNATIONAL, LTD. incorporated
                                       under the laws of the State of Delaware
                                       and having its principal place of
                                       business at 2100 Milvia Street, Berkley
                                       CA 94704, USA (hereinafter called "BIL")

                                       BARRA INTERNATIONAL (JAPAN), LTD.
                                       incorporated under the laws of Japan and having its principal place of business at YCS Building, 11F, 5-1, Sakae-cho Kanagawa-ku, Yokohama 221, Japan (hereinafter called "BIJ")

WHEREAS:

(A) The Vendors carry on the Businesses (as hereinafter defined);

(B) The Vendors have agreed to sell, and the Purchaser and BIL (for the purposes of the Singapore Property only, if included within the Assets) have agreed to purchase, the Businesses and the Assets on the terms and subject to the conditions of this Agreement;

(C) Various members of the Purchaser Group have agreed to offer employment to the Transferred Employees on the terms and conditions of this Agreement;

(D) BARRA has agreed to enter into this Agreement to give the obligations on its part contained in this Agreement;

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                                       27

(E) Each of AM and JS is a party to this Agreement solely for the purpose of giving the undertakings relating to the protection of the Goodwill (as hereinafter defined) set out in Clause 9;


NOW THEREFORE IT IS AGREED as follows:


1.  INTERPRETATION

1.1 In this Agreement the following expressions shall, unless otherwise specified or the context otherwise requires, have the meanings set opposite them respectively:-

"THE ACCEPTED LIABILITIES"        means those liabilities of the Vendors as at
                                  the Effective Time accepted by the Purchaser pursuant to the terms of Clause 12 but expressly excluding any liabilities arising from the UK Property and the Singapore
                                  Property prior to the Effective Time;

"ACCOUNTS DATE"                   means 31st March 1997;

"THE ADVANCE RECEIPTS"            means all sums received by the Vendors on or
                                  prior to Completion in respect of the
                                  Customer Contracts, the Third Party
                                  Distribution Agreements, or advertising or sponsorship revenue in relation to TED or the Directus Publications whether relating or attributable to or paid in respect of products or services to be

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                                  provided during the period before or after
                                  Completion;

"ANNUAL ACCOUNTS"                 means the audited accounts of each of UK and
                                  HK, and the unaudited accounts of USAV, each for the accounting period ending on the Accounts Date copies of each of which are included in the Execution Disclosure
                                  Documents;

"ASIA BUSINESS"                   means the business of distributors of TED as
                                  carried on by Asia under certain of the Names as at the Completion Date;

"ASSETS"                          means the assets as listed in Clause 2.1;

"ASSIGNATION"                     means an assignation of UK's Leasehold
                                  Interest in the agreed terms subject only to such amendments as the Landlords may, with the consent of the Purchaser and UK impose;

"ASSIGNATION DATE"                means the date falling 4 months after the
                                  Completion Date;

"ASSOCIATED COMPANY"              means in relation to any body corporate, its
                                  subsidiary companies, its holding companies and the subsidiaries of such holding companies;

"AUSTRALIA EMPLOYEES"             means those of the Transferred Employees who
                                  are employed by Asia in Australia as listed in

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                                       29

                                  Document H.1 of the Execution Disclosure
                                  Documents;

"BACK LETTER"                     means a signed back letter by Rank Xerox
                                  Limited in terms of the back letter annexed and signed as relative to the Missives between Rank Xerox Limited and UK dated 22,
                                  28 and 29 July 1997;

"BACK LETTER ASSIGNATION"         means an assignation of UK's interest and
                                  benefit in and to the Back Letter in the agreed terms;

"BASE PERIOD BALANCE SHEET"       means the balance sheet of the Businesses as
                                  at 31st December 1996 prepared in accordance with the principles set out in Part XII, a copy of which balance sheet is contained in
                                  Part XIIIA;

"BASE RTBV FIGURE"                means the recorded tangible net book value of
                                  the Businesses as such net figure is derived from the Base Period Balance Sheet and is calculated by deducting liabilities from assets all in accordance with and after taking into account the instructions in Part
                                  XII;

"BASE SRR FIGURE"                 means the figure which is calculated by
                                  adding the 27th January 1997 Subscription Run
                                  Rate for the TED Contracts and the 31st May
                                  1997 Subscription Run Rate for the Directus
                                  Contracts as set out in the Base SRR
                                  Schedule;

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

"BASE SRR SCHEDULE"               means the schedule of Subscription Run Rates
                                  relating to the TED Contracts as at 27th
                                  January 1997 and of Subscription Run Rates relating to the Directus Contracts as at 31st
                                  May 1997 which schedule is signed as relative to this Agreement marked "Appendix IA";

"BROKERS LIST"                    means the list of brokers who supply data to
                                  the Vendors as of 3rd September 1997 in relation to the Businesses brief details of which are set out in Part XI of the Schedule;

"BUSINESSES"                      means the UK Business, the Asia Business and
                                  the USAV Business and any of them;

"BUSINESS DAY"                    means a day (other than a Saturday or Sunday)
                                  when the Scottish clearing banks are open for business in Edinburgh;

"COMPLETION"                      means completion of the sale and purchase of
                                  the Businesses and the Assets by virtue of the performance by the Purchaser and each of the Vendors of the obligations assumed by them respectively under Clause 4;

"COMPLETION BALANCE SHEET"        means a balance sheet in respect of the
                                  Businesses as acquired by the Purchaser
                                  pursuant hereto as at the Effective Time, drawn up in accordance with the terms of Clause 3.2;

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                                       31

"COMPLETION DATE"                 means the day on which Completion takes place
                                  being such date as the parties may agree in writing but not being a date later than 60 days after the date of execution hereof;

"COMPLETION DISCLOSURE LETTER"    means a letter from  the Vendors' Solicitors
                                  addressed to the Purchaser's Solicitors, in the agreed terms, disclosing matters for the purpose of Clause 6.1.2 and delivered to the Purchaser's Solicitors on behalf of the Purchaser at Completion;

"COMPLETION SRR FIGURE"           means the figure which is set out in the
                                  Completion SRR Schedule for all Customer
                                  Contracts;

"COMPLETION SRR SCHEDULE"         means the Execution SRR Schedule updated to
                                  the Effective Time and to be prepared by the Purchaser in accordance with the terms of Clause 3.2;

"COMPLETION RTBV FIGURE"          means the recorded tangible net book value of
                                  the Businesses as such net figure is derived from the Completion Balance Sheet and calculated by deducting liabilities from assets all in accordance with and after taking into account the instructions in Part
                                  XII;

"CONFIDENTIALITY AGREEMENTS"      means confidentiality agreements between the
                                  Vendors (or such of them as employ the
                                  relevant Transferred Employees) and each of

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                                       32
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                                  the Transferred Employees, in the agreed
                                  terms;

"CONFIDENTIAL INFORMATION"        means all information which is confidential
                                  in relation to the Businesses, including, for the avoidance of doubt, all business, financial, operational, customer and marketing information and trade secrets in relation to the Businesses or the transaction to which this Agreement relates;

"CONSIDERATION"                   means the consideration for the sale and
                                  purchase of the Businesses and the Assets in terms of Clause 3;

"CONTRACTS"                       means the Other Contracts, the Customer
                                  Contracts, the Leasing Agreements, the Third
                                  Party Distribution Agreements, the Data
                                  Suppliers Contracts and the Development
                                  Agreements;

"COVENANTORS"                     means each of the Vendors, JS and AM and any
                                  of them (a "Covenantor" meaning any of the Covenantors);

"CUSTOMER CONTRACTS"              means those contracts brief details of which
                                  are set out in the Execution SRR Schedule
                                  (save to the extent that such contracts are terminated or not renewed by the other party thereto prior to the Effective Time) together with such additional contracts with subscribers to TED, TED Solutions, the Directus Publications

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                                       33
                                  or any of them as may be entered into by the Vendors (or any of them) during the period from 27th August 1997 to the Effective Time in the ordinary and normal course of the Businesses, all such additional contracts, non-renewals and terminations being reflected in the Completion SRR Schedule;

"CREDITORS"                       means all liabilities and obligations due and
                                  owing by the Vendors in connection with the Businesses as at the Effective Time other than the Accepted Liabilities;

"DATA SUPPLIERS CONTRACTS"        means those contracts listed in Part IID of
                                  the Schedule;

"DEBTS" means all book and other debts owing to the Vendors exclusively in connection with the Businesses as at the Effective Time and all rights of the Vendors in relation thereto and the benefit of any guarantee or security in respect thereof as such Debts will be set out in a list to be delivered at Completion in terms of Clause 4.4;

"DEED OF INDEMNITY"               means the deed of indemnity dated the same
                                  date as this Agreement by the Vendors in favour of inter alia the Purchaser;

"DEVELOPMENT AGREEMENTS"          means those contracts listed in Part IIA of
                                  the Schedule;

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

"DIRECTUS BUSINESS "              means the business of providing, collating,
                                  processing, presenting and publishing
                                  information on directors trading in shares and securities including without limitation the business of publishing or providing the Directus Publications as carried on in the United Kingdom and elsewhere together with all rights to Intellectual Property pertaining thereto;

"DIRECTUS CONTRACTS"              means the Customer Contracts relating to
                                  Directus Publications, which Customer
                                  Contracts are referred to as such in the Base
                                  SRR Schedule;

"DIRECTUS PUBLICATIONS"           means "Directus", "The Inside Track",
                                  "Equity Selector", "The Financial Media and
                                  Analysts Directory" and "DirectNet" and such other publications and products as may be published, made available or issued in connection with the Directus Business and in all editions and in whatever form (including electronic), wherever and whenever published, made available or issued together with all intellectual property rights pertaining thereto;

"DISPUTES CLAUSE"                 means Clause 25;

"EFFECTIVE TIME"                  means 11.59 pm (UK time) on the Completion
                                  Date;

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                                       35

"EMPLOYEE TRANSFER"               means, for the purposes of the Regulations,
                                  the purchase of the Businesses and Assets effected by this Agreement;

"EXECUTION BALANCE SHEET"         means the balance sheet of the Businesses as
                                  at 31st July 1997 prepared in accordance with the principles set out in Part XII, a copy of which balance sheet is contained in Part
                                  XIIIB;

"EXCLUDED BUSINESSES"             means the businesses carried on under the
                                  names "Xpedite" and "Financial Press Digest" together with the book publishing business
                                  (including the publication of The Financial
                                  Press Digest but excluding for the avoidance of doubt the distribution of TED) in each case as carried on by Asia;

"EXCLUDED CONTRACTS"              means (1) the arrangement between UK and Snow
                                  Valley relating to the development of a
                                  website on the Internet as disclosed to the Purchaser and (2) any distribution agreement
                                  (whether written or verbal) between any of the Vendors in relation to the Businesses;

"EXCLUDED LIABILITIES"            means the obligations of the Vendors and
                                  others in and in relation to the leases of the properties in Hong Kong, USA and Australia (the addresses of each of which are set out in Clause 4.9) the property at 14
                                  Mohamed Sultan Road #03-01 Singapore 238963 and any obligations of the Vendors not expressly

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                                       36
                                  assumed by the Purchaser under or in terms of this Agreement;

"EXECUTION DISCLOSURE DOCUMENTS"  means the disclosure documents referred to in and annexed to the Execution Disclosure
                                  Letter;

"EXECUTION DISCLOSURE LETTER"     means a letter from the Vendors' Solicitors
                                  addressed to the Purchaser's Solicitors, in the agreed terms, disclosing matters for the purpose of Clause 6.1.1 and delivered to the Purchaser's Solicitors on behalf of the Purchaser on the date of signing this Agreement;

"EXECUTION RTBV FIGURE"           means the recorded tangible net book value of
                                  the Businesses as such net figure is derived from the Execution Balance Sheet and is calculated by deducting liabilities from assets all in accordance with and after taking account of the instructions set out in
                                  Part XII;

"EXECUTION SRR SCHEDULE"          means the schedule of Subscription Run Rates
                                  relating to Customer Contracts as at 27th
                                  August 1997 containing brief details of such Customer Contracts referred to therein (the format of which is in the agreed terms) and signed as relative to this Agreement marked
                                  "Appendix IB";

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

"EXISTING REUTERS AGREEMENT"      means the agreement between Reuters Limited
                                  ("Reuters") and The Estimate Directory
                                  Limited dated 14th March 1995;

"FINALLY DETERMINED CLAIM"        means any claim by the Purchaser against the
                                  Vendors (or any of them) under or pursuant to the terms of this Agreement (other than Clauses 3.2, 3.3, 11.6 or 11.7) in relation to which either (a) an agreement has been reached between the Purchaser and the Vendors in final settlement of such claim or (b) (in default of such agreement) final determination by binding arbitration or dispute resolution in favour of the Purchaser has been reached or an order or decree of a court of competent jurisdiction has been given or handed down in favour of the Purchaser in respect of which no appeal has been, or is capable of being made;

"FRIENDS PROVIDENT                means the written consent of Friends
ASSIGNATION CONSENT"              Provident Life Office to the Assignation in
                                  the agreed terms and dated not more than fourteen days prior to the Completion Date;

"FRIENDS PROVIDENT ASSIGNATION    means the written confirmation of Friends
CONSENT CONFIRMATION"             Provident Life Office dated as near as
                                  practicable to the Completion Date and not more than fourteen days prior to the Completion Date:-

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                                  (a) that the sums payable in terms of
                                      Clause 4 of the Friends Provident
                                      Assignation Consent have been paid in full
                                      (or other evidence to this effect);

                                  (b) that the tenants under the Head Lease
                                      are not in arrears of the rent or
                                      otherwise in breach of the Head Lease;

                                  (c) that a valid unconditional acceptance
                                      has been timeously received in
                                      implementation of Clause 7.2 of the
                                      Friends Provident Assignation Consent
                                      (or other evidence to this effect);

"FRIENDS' PROVIDENT LIFE OFFICE"  means Friends' Provident Life Office incorporated by Act of Parliament in the United Kingdom with limited liability and having its head office at Pixham End, Dorking, Surrey, RM4 1QA or such other person or persons as are in right of the Landlord's interest in the Head Lease;

"FRIENDS PROVIDENT                means the written consent of Friends
VARIATION CONSENT                 Provident Life Office to the Minute of
                                  Variation dated 11th July 1997;

"FRIENDS PROVIDENT                means evidence that the terms of Clause 9
VARIATION CONSENT                 of the Friends Provident Variation
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                                       39

CONFIRMATION"                     Consent have been implemented;

"GOODWILL"                        the goodwill of the Businesses including
                                  subject always to Clause 10.2:-

                                  (a)  the exclusive right of the Purchaser or
                                       its assignees to represent itself as
                                       carrying on the Businesses in succession to the Vendors; and

                                  (b)  the exclusive right to the Names;

"HEAD LEASE"                      means a Lease between Abbey Life Assurance
                                  Company Limited and Rank Xerox Limited dated
                                  Twenty ninth April Nineteen hundred and
                                  seventy four;

"HK EMPLOYEES"                    means those of the Transferred Employees who
                                  are employed by Asia in Hong Kong as listed in Document H.1 of the Execution Disclosure
                                  Documents;

"INITIAL CONSIDERATION"           means the Consideration less the Retention
                                  namely L6,250,000;

"INTELLECTUAL PROPERTY"           means the Specific IP together with, without
                                  prejudice to the foregoing, such of the
                                  following as may be owned, used or enjoyed by any Vendor in connection with the Businesses:-


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                                       40

                                  (a)  patents, trade marks (other than those
                                       comprised in the Specific IP), service
                                       marks, registered designs, trade names,
                                       business names and applications for any
                                       of the foregoing (other than those
                                       comprised in the Specific IP) together
                                       with any similar or analogous rights in
                                       any country;

                                  (b)  copyrights, design rights together with
                                       any similar or analogous right in any
                                       country;

                                  (c)  inventions, know-how, or confidential
                                       knowledge available to any Vendor;

                                  and all agreements and documentation relating to any of the foregoing including without limitation, drawings, blueprints, plans, specifications, data and descriptive materials, technical files and reports, designs, source and object codes relating to any software and the benefit of all research, development and design work;

"IN THE AGREED TERMS"             means with reference to any document in the
                                  form of a draft agreed by the Vendors'
                                  Solicitors and the Purchaser's Solicitors and, (with the exception of the Completion
                                  Disclosure Letter) in relation to any such document the terms of which have to be so agreed prior to the date hereof and initialled


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                                       41
                                  by or on behalf of each of the parties for the purposes of identification,;

"JAPAN EMPLOYEE"                  means the Transferred Employee employed by
                                  Asia in Japan as listed in Document H.1 of the Execution Disclosure Documents;

"KEY EMPLOYEES"                   means Colin Rogers, Neil Lennox and Ian
                                  Webster;

"LANDLORDS"                       means Rank Xerox Limited or such other person
                                  or persons as are in right of the Landlord's interest in the Lease as at the Completion
                                  Date, together with any head or superior landlords of the UK Property.

"LEASE" means a Sub-lease between Rank Xerox Limited and Edinburgh Financial Publishing Limited dated 2nd October 1996 and 20th March 1997 and registered in the Books of Council and Session as varied by the Minute of Variation and the Back Letter;

"LEASING AGREEMENTS"              means the lease credit and asset operating
                                  agreements brief details of which are set out in Part II B of the Schedule;

"LOCATIONS"                       means any of the places from which any of the
                                  Vendors carry on any of the Businesses
                                  including, without limitation, the UK
                                  Property, the Singapore Property, the
                                  properties in Hong Kong, New York and
                                  Australia (whose

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                                       42
                                  addresses are set out in Clause 4.9) and YCS
                                  Building, 11F, 5-1, Sakae-cho, Kanagawa-ku,
                                  Yokohama 221. Japan;

"MANAGEMENT ACCOUNTS"             means the management accounts of the
                                  Businesses for the period from 1st April 1997 to 30th June 1997 a copy of which comprises
                                  Document C.26 in the Execution Disclosure
                                  Documents;

"MINUTE OF VARIATION"             means a Minute of Variation in terms of the
                                  Minute of Variation referred to in the
                                  Missives between Rank Xerox Limited and UK dated 22nd 28th and 29th July 1997;

"MINUTE OF VARIATION COSTS"       means a Vendor's Solicitor's cheque for the
                                  sum of the stamp duty on the Minute of
                                  Variation and the dues of registration
                                  thereof in the Books of Council and Session and for obtaining four extracts thereof together with so far as payable Value Added
                                  Tax on such sums;

"NAMES" means those names, together with the respective Vendors' interest therein set out in paragraph 1.7 of Part V;

"THE NUMBERS"                     means (so far as any Vendor may sell or
                                  otherwise transfer the same and at no cost to
                                  it) all telephone/fax numbers associated with the Businesses (including, without limitation, the telephone numbers 0131 473
                                  7070 Main Phone, 0131 473 7080 Main Fax, 0131
                                  473 7081


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

                                  Anita's Phone, 0131 473 7082 Anita's
                                  Fax, 0131 473 7085 TED Fax, 0131 473 7090
                                  Sales Fax, 0131 473 7091 Mail External, 0131
                                  473 7092 Spare Modem, 0131 473 7095 Directors Fax, 0131 473 7099 Ted Solutions Help Line New York 212 290 0210, New York 212 290 0209
                                  (fax), Hong Kong 852 2869 8331, Hong Kong 852 2804 6390 (fax), Sydney 61 2 9231 0088,
                                  Sydney 61 2 9231 0188 (fax), Singapore 65 435
                                  0430 and Singapore 65 438 1736 (fax);

"OTHER CONTRACTS"                 means those contracts short details of which
                                  are set out in Part IIE of the Schedule;

"PLANT AND EQUIPMENT"             the plant and equipment used by the Vendors
                                  in connection with the Businesses at the Effective Time (an exhaustive list of such items as at the date of execution hereof is set out in Part IV) (subject to any such items being disposed of in accordance with Clause 4.3 and together with any other items of plant and equipment which may be acquired by any of the Vendors subsequent to the date hereof and prior to the Completion Date in accordance with Clause 4.3);

"PRE-COMPLETION LIABILITIES       means a schedule of the Accepted Liabilities
SCHEDULE"                         (prepared as at 31st August 1997) to be
                                  delivered to the Purchaser at Completion;


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

"PROHIBITED AREA"                 the whole of the World;

"PROPERTY"                        means the leasehold property, used by UK in
                                  the Businesses, brief details of which are set out in Part IA of the Schedule;

"PURCHASER GROUP"                 means the Purchaser, BARRA, BIL and BIJ and
                                  "member of the Purchaser Group" shall be construed accordingly;

"PURCHASER'S SOLICITORS"          means Dundas & Wilson C.S., Madeleine Smith
                                  House, 6/7 Blythswood Square, Glasgow G2 4AD;

"THE PUBLICATIONS"                means The Estimate Directory, the Directus
                                  Publications, TED Solutions, Dividends and
                                  Derivatives Directory;

"RANK XEROX ASSIGNATION           means the written consent of Rank Xerox
CONSENT"                          Limited in the agreed terms and dated not
                                  more than fourteen days prior to the
                                  Completion Date;

"RANK XEROX ASSIGNATION           means the written confirmation of Rank Xerox
CONSENT CONFIRMATION"             Limited dated as near as practicable to the
                                  Completion Date and not more than fourteen days prior to the Completion Date:-

                                  (a) that the sums payable in terms of Clause 4 of the Rank Xerox Assignation Consent have been


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                                       45
                                       paid in full (or other evidence to this
                                       effect);

                                  (b) that the terms of Clauses 7.1 and 8.1 of the Rank Xerox Assignation Consent have been implemented in full (or other evidence to this effect);

                                  (c)  that UK are not in arrears of rent or
                                       otherwise in material breach of the
                                       Lease;

                                  (d)  that a valid unconditional acceptance
                                       has been timeously received in
                                       implementation of Clause 8.3 of the Rank
                                       Xerox Assignation Consent (or other
                                       evidence to this effect);

"RANK XEROX LIMITED"              means Rank Xerox Limited incorporated under
                                  the Companies Acts and having their
                                  Registered Office at Parkway, Marlow,
                                  Buckinghamshire, S67 1YE or such other person or persons as are in right of the Landlord's interest in the Lease;

"RTBV ADJUSTMENT"                 has the meaning ascribed in terms of Clause
                                  3.3;

"RECORDS"                         means those  records, ledgers, books, lists
                                  of customers and prospective customers (if any) and suppliers, accounts, files,


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                                       46
                                  correspondence, contracts, licences,
                                  certificates, stock records, computations, price lists, catalogues, sales literature, specifications, designs, manuals, technical information relating to any software, instructional and promotional materials, advertising, marketing and publicity material (together with any plates, blocks, negatives or similar material relating to them) relating to the Businesses, terms and conditions of business relating to the Businesses, personnel records, payroll records and records of National Insurance and PAYE relating to the Transferred Employees, and all value added tax records referred to in Clause 22 and computer data (including copies of all discs therefor) and other documents relating to the Businesses and/or the Assets, and/or the Transferred Employees and those other records relating to the Businesses and/or the Assets as have been provided to the Purchaser by or on behalf of the Vendor prior to Completion but excluding all Retained Records;

"REGULATIONS"                     means the Transfer of Undertakings
                                  (Protection of Employment) Regulations 1981
                                  (as amended);

"RESTRICTED PERIOD"               means a period of 36 months commencing on and
                                  from the Completion Date;


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                                       47

"RETAINED RECORDS"                means all accounting books, records,
                                  vouchers, information and data (howsoever recorded or stored) kept by the Vendors pursuant to:-

                                  (i)  the requirements of Part VII of the
                                       Companies Act 1985 or otherwise required by the Vendors or their accountants to enable them to comply with their obligations thereunder and/or under any applicable Statement of Standard Accounting Practice in the United Kingdom and any equivalent requirements in the United States in relation to USAV and in Hong Kong in relation to Asia;

                                  (ii) the requirements of any legislation or
                                       regulations relating to taxation
                                       (including without limitation
                                       Corporation Tax and PAYE but not Value
                                       Added Tax);

"RETENTION"                       means the retention of part of the
                                  Consideration amounting to L1,000,000 to be dealt with pursuant to Clause 4.8;

"RETENTION FUND"                  means the amount for the time being standing
                                  to the credit of the interest bearing deposit account with Clydesdale Bank plc in the joint names of the Purchaser's Solicitors and the Vendors' Solicitors pursuant to Clause 4.8;

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                                       48

"THE RIGHTS AGAINST SUPPLIERS"    means all the rights of the Vendors with
                                  respect to the Assets against suppliers and third parties (including without limitation all rights in connection with warranties and representations of manufacturers, suppliers and third parties (whether under law or otherwise) and the benefit of all sums to which any Vendor is entitled either from third parties or insurers in respect of damage or injury caused to the Assets;

"SRR ADJUSTMENT"                  has the meaning ascribed in terms of Clause
                                  3.4;

"SIGNING LIABILITIES"             means the Accepted Liabilities as at 31st
                                  July 1997 as detailed in Part VI;

"SINGAPORE EMPLOYEES"             means those of the Transferred Employees
                                  employed by Asia in Singapore as listed in Document H.1 of the Execution Disclosure
                                  Documents;

"SINGAPORE PROPERTY"              means the leasehold property used by Asia in
                                  the Businesses, brief details of which are set out in Part 1B;

"SPECIFIC IP"                     means the intellectual property rights a
                                  brief description of each of which is set out in Part V of the Schedule (including source and object codes relating to any software);


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                                       49

"STOCK" means the whole stocks of the Businesses including without limitation, stocks of books and manuals, data used in relation to the Businesses whether written or in machine readable form, office stock and all other stocks and stores wherever situated owned and employed by the Vendors and to be used by the Vendors in connection with the Businesses at the Effective Time including items which, although subject to reservation of title by sellers, are under the control of any Vendor;

"SUBSCRIPTION RUN RATE"           means the aggregate of the invoice value for
                                  each subscription for any products or
                                  services supplied by any of the Vendors in connection with any of the Businesses due under the relevant Customer Contract relating to such subscription as of the point in time
                                  ("the Measurement Time") when the
                                  subscriptions are measured for the purpose of this calculation, each of which subscriptions is in existence and is not terminated as of the Measurement Time, provided that (a) there shall be disregarded in calculating that amount any amount of subscription relating to any Customer Contract to the extent that such amount is in respect of a period in excess of twelve months and (b) that in respect of any Customer Contract in excess of a period of twelve months, the period of

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                                       50
                                  twelve months to be included in the
                                  calculation shall be the period of twelve months during which the Measurement Time falls and ending on the date after the Measurement Time which is the earlier of
                                  (i) the date of termination of the
                                  relevant Customer Contract and (ii) the date which is the next anniversary of the commencement of the relevant Customer Contract, falling after the Measurement Time;

"TED" OR "THE ESTIMATE DIRECTORY" means The Estimate Directory as published by or made available by the Vendors and in all editions wherever and whenever published or made available and in all editions and in whatever form (including electronic) together with all intellectual property rights pertaining thereto;

"TED CONTRACTS"                   means those Customer Contracts relating to
                                  TED, which Customer Contracts are referred to as such in the Base SRR Schedule;

"THIRD PARTY DISTRIBUTION         means those contracts listed in Part IIC of
 AGREEMENTS"                      the Schedule;

"TITLE DEEDS"                     means the Lease and a copy of the Head Lease
                                  and all licences, permissions and consents relating to the Property in the possession of, or under the control of, UK;


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                                       51

"TRANSFERRED EMPLOYEES"           means the employees of the Vendors employed
                                  in the Businesses as at the date hereof whose names, together with certain other details, are set out in Document H.1 as contained in the Execution Disclosure Documents (as such details may be amended in accordance with Clause 4.3);

"UK BUSINESS"                     the business of publishers and distributors
                                  of TED as carried on by UK under certain of the Names in or from the Property and elsewhere and the Directus Business as at the Completion Date;

"UK EMPLOYEES"                    means those of the Transferred Employees who
                                  are employed by UK in the United Kingdom as listed in Document H.1 of the Execution
                                  Disclosure Documents;

"UK'S LEASEHOLD INTEREST"         means UK's interest and real right as tenant
                                  in and to the Lease;

"UNEARNED REVENUE"                means all unearned revenues in connection
                                  with the Businesses as at 31st December 1996 for the purposes of the Base Period Balance
                                  Sheet, 31st July 1997 for the purposes of the Execution Balance Sheet and the Effective
                                  Time for the purposes of the Completion
                                  Balance Sheet, being sums received by any of the Vendors in connection with the Businesses
                                  (including Advance Receipts) in the period up to such respective dates in relation to services

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                                       52
                                  or products which in the case of the
                                  Base Period Balance Sheet had not been
                                  performed or delivered at 31st December 1996, in the case of the Execution Balance Sheet had not been performed or delivered as at 31st July 1997 and in the case of the Completion Balance Sheet will not have been performed or delivered as at the Effective Time as the same have been or will be treated as a liability in calculating the Base RTBV Figure, the Execution RTBV Figure and the Completion RTBV Figure respectively;

"USAV BUSINESS"                   means the business of distributors of TED as
                                  carried on by USAV under certain of the Names as at the Completion Date;

"USAV EMPLOYEES"                  means those of the Transferred Employees who
                                  are employed by USAV in the United States of America as listed in Document H.1 of the Execution Disclosure Documents;

"VEHICLE"                         means the vehicle brief particulars of which
                                  are set out in Part III of the Schedule;

"VENDOR GROUP"                    means the Vendors, any holding companies of
                                  any of the Vendors and any subsidiary of any Vendor and any subsidiary of such holding company from time to time and "member of the Vendor Group" shall be construed accordingly;


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                                       53

"VENDORS' ACCOUNTANTS"            means Rutherford Manson Dowds, Chartered
                                  Accountants, 25 Melville Street, Edinburgh;

"VENDORS' REPRESENTATIVE"         means JS whom failing AM;

"VENDORS' SOLICITORS"             means Dickson Minto WS, 11 Walker Street,
                                  Edinburgh, EH3 7NE;

"WARRANTIES"                      means the statements set out in Clause 6 and
                                  Part IX of the Schedule;

"THE WORK IN PROGRESS"            means all work in progress of the Businesses
                                  at the Effective Time including (without limitation) all work in progress of the Businesses sub-contracted by any Vendor to third parties.

1.2 In this Agreement, unless otherwise specified or the context otherwise requires:-

    (a) reference to this Agreement shall include the Recitals and the Schedule;

    (b) reference to a Clause is to a clause of this Agreement and to a Recital is to a recital to this Agreement;

    (c) reference to the Schedule or a Part thereof is to the schedule annexed and executed as relative to this Agreement or to a Part thereof;

    (d) and references to sub-clauses, paragraphs and sub-paragraphs are, unless otherwise stated, references to sub-clauses of the Clause or paragraphs of the sub-clause (or, as the case may be,


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                                       54

         Part of the Schedule) or sub-paragraphs of the paragraph in which the reference appears;

    (e)  words importing any gender shall include the other genders;

    (f) words importing natural persons shall include corporations and vice versa;

    (g) words importing the singular only shall include the plural and vice versa;

    (h) words importing the whole shall be treated as including a reference to any part thereof;

    (i) any word or expression the definition of which is contained or referred to in the Companies Act 1985 shall be construed as having the meaning thereby attributed to it unless the context otherwise requires; and

    (j) references to any statute, regulation or part thereof shall be construed as references thereto as amended or re-enacted or as the application thereof is modified by other provisions before the date of this Agreement, and shall be construed as including references to any order, instrument, regulation or other subordinate legislation made pursuant thereto before the date of this Agreement;

1.3 In this Agreement, where there appears a reference to any information, fact or matter having been disclosed such reference shall be deemed to refer to such information, facts or matters of which details are, contained in, or annexed to, the Execution Disclosure Letter and the Completion Disclosure Letter (as appropriate) which are of sufficient detail to


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                                       55
    constitute full and fair disclosure of the relevant information, fact or matter and the expression "disclosed" shall be interpreted accordingly;

1.4 Where any of the Warranties is qualified by the statement "so far as the Vendors are aware" or "to the Vendors' knowledge and belief" or by any similar statement, that statement shall unless such statement expressly provides otherwise be construed and extended to include knowledge which is or which ought on careful and diligent enquiry to be in the possession of any Vendor, any holding company of any Vendor and any subsidiary of any such companies or any of their respective directors or employees;

1.5 In construing this Agreement the ejusdem generis rule shall not apply and accordingly the interpretation of general words shall not be restricted by being preceded by words indicating a particular class of acts, matters or things or being followed by particular examples;

1.6 In this Agreement the headings to Clauses and Parts of the Schedule are inserted for convenience only and shall not affect the construction of this Agreement;

1.7 The provisions of the Interpretation Act 1978 with respect to interpretation and construction shall apply MUTATIS MUTANDIS;

2.  SALE AND PURCHASE OF BUSINESSES AND ASSETS

2.1 Subject to the terms and conditions of this Agreement (including without limitation Clause 2.2), the Vendors shall sell, and the Purchaser shall purchase the Businesses as going concerns and the following assets with effect from the Effective Time:-


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                                       56

    2.1.1     the Goodwill;

    2.1.2     UK's Leasehold Interest;

    2.1.3     the Plant and Equipment;

    2.1.4     the Stock;

    2.1.5     the Records;

    2.1.6     the Intellectual Property;

    2.1.7 to the extent that the Vendors are entitled to sell the same, but subject to the Warranties, the Names;

    2.1.8     the Numbers;

    2.1.9     the Debts;

    2.1.10    the benefit (subject to the burden) of the Contracts;

    2.1.11    the Work in Progress;

    2.1.12    the Publications;

    2.1.13 the benefit of any warranties or guarantees enforceable by the Vendor against any third party in relation to any of the foregoing (including without limitation the Rights Against Suppliers) (subject to Clauses 2.2, 5 and 8);

    2.1.14 all such other assets as are owned by any Vendor, used solely and exclusively in the Businesses and located at the Locations as at the Effective Time;

2.2 There shall be excluded from the sale and purchase of the Businesses and the Assets:-


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                                       57

    (a) the Excluded Liabilities, the Excluded Contracts, the Excluded Businesses the Vehicle and the Singapore Property (unless, in relation to the Singapore Property only, the provisions of Clause 2.3 apply);

    (b)  the Creditors; and

    (c) any cash in hand or at bank (including, for the avoidance of doubt any sums received in respect of Advance Receipts).

2.3 In the event that on or before Completion the provisions of Part VII(B) are satisfied (all parties having used all reasonable endeavours to procure their satisfaction) the Singapore Property shall be included within the Assets being transferred pursuant to the terms of this Agreement, provided that the satisfaction of the provisions of Part VII(B) shall not be a condition precedent to Completion.

3.  PURCHASE PRICE

3.1 Subject to the provisions of Clauses 3.3, 3.4, 11.6 and 11.7 the consideration for the sale by the Vendors of the Businesses and the Assets shall be the sum of SEVEN MILLION TWO HUNDRED AND FIFTY THOUSAND POUNDS (L7,250,000) STERLING provided that, if any adjustment of the Consideration is required in terms of this Agreement , the value attributed to Goodwill in this Clause shall be deemed to be adjusted accordingly to give effect to this on a pro rata basis in respect of each of the Businesses. The failure to attribute a value to any of the Assets shall in no way affect any claim which the Purchaser might make under or pursuant to the Warranties or the calculation of the amount of such claim. Subject to the foregoing the Consideration shall be apportioned as follows:-


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                                       58

    UK BUSINESS:-

    ASSET                                                        PRICE
    -----                                                        -----

    UK Trade Marks listed in Part V para 1                      L50,000
    Property                                                     L5,000
    Contracts (other than Customer Contracts and                 L1,000
    Leasing Agreements)
    Rights Against Suppliers                                     L1,000
    Unallocated                                                L2,193,000
                                                               ----------
                                                               L2,250,000
                                                               ----------

    ASIA BUSINESS:-
    ---------------

    ASSET                                                        PRICE
                                                                 -----
    Unallocated                                                L4,500,000
                                                               ----------

    USA BUSINESS

    ASSET                                                        PRICE
                                                                 -----
    Unallocated                                                 L500,000

3.2 The Purchaser and the Vendors shall each use all reasonable endeavours to ensure that all requisite information is available in order to enable the preparation of the Completion Balance Sheet, the Completion RTBV Figure, the Completion SRR Figure and the Completion SRR Schedule. The Purchaser shall prepare the Completion Balance Sheet on the basis of and taking into account the instructions set out in Part XII, shall calculate the Completion RTBV Figure from figures contained in the Completion Balance Sheet, shall prepare the Completion SRR Schedule by updating the Execution SRR Schedule to the Effective Time and shall calculate the Completion SRR Figure from figures contained in the Completion SRR

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                                       59

    Schedule, all within 60 days of Completion. The Vendors shall procure that there is given to the Purchaser and/or its employees and advisers access to all of the Retained Records and any other papers retained by or under the control of the Vendors for the purposes of preparing the Completion Balance Sheet and the Completion SRR Schedule and shall procure that all necessary assistance is given to the Purchaser by any of the Vendor's directors and/or employees and/or advisers to enable the Purchaser to prepare the Completion Balance Sheet, the Completion SRR Schedule. The Completion Balance Sheet, the Completion RTBV Figure, the Completion SRR Figure and the Completion SRR Schedule shall thereafter be agreed between the Purchaser and the Vendors' Representative within 30 days after presentation of the last such document to the Vendors' Representative. The Vendors shall be given full access to all working papers, books and records of the Purchaser in relation to the Businesses to enable the Vendors to verify the Completion Balance Sheet, the Completion RTBV Figure, the Completion SRR Figure and the Completion SRR Schedule. In the event that the Vendors' Representative and the Purchaser fail to reach agreement on the Completion Balance Sheet, the Completion RTBV Figure, the Completion SRR Figure and the Completion SRR Schedule within 30 days as aforesaid then (unless the Purchaser and the Vendors' Representative agree otherwise) the matters unresolved or in dispute shall be referred to an expert in accordance with the provisions of the Disputes Clause.

3.3 In the event that the Completion RTBV Figure as agreed or determined pursuant to Clause 3.2 is less than the Base RTBV Figure or in the case of a net liability, is a greater liability, the Consideration shall be reduced by a sum (if any) ("the RTBV Adjustment") equal to the amount by which the Completion RTBV Figure (as agreed or determined as aforesaid) is less than the Base RTBV Figure or in the case of a net liability, is a greater liability, and the Vendors hereby jointly and severally undertake to procure that an amount equal to the RTBV Adjustment shall be released


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                                       60
    from the Retention Fund in accordance with Clause 4.8.2.2 and paid to the Purchaser forthwith provided that if the RTBV Adjustment is less than L50,000 the Consideration shall not be reduced. However if the RTBV Adjustment is greater than or equal to L50,000 the Consideration shall be reduced as aforesaid by the full amount of the RTBV Adjustment;

3.4 In the event that the Completion SRR Figure as agreed or determined pursuant to Clause 3.2 is less than the Base SSR Figure, the Consideration shall be reduced by a sum (if any) ("the SRR Adjustment") equal to a multiple of 1.94 times the amount by which the Completion SRR Figure (as agreed or determined as aforesaid) is less than the Base SRR Figure and the Vendors hereby jointly and severally undertake to procure that an amount equal to the SRR Adjustment shall be released from the Retention Fund in accordance with Clause 4.8.2.2 and paid to the Purchaser forthwith;

3.5 The Vendors and the Purchaser agree that the Consideration is a single price and in the event of there being any breach of the agreements, obligations, warranties, representations or undertakings of the Vendors contained in this Agreement any compensation payable to the Purchaser shall reduce the Consideration accordingly.

3.6 The Purchasers and the Vendors will act in good faith in relation to the preparation and agreement of the Completion Balance Sheet, the Completion RTBV Figure the Completion SRR Schedule and the Completion SRR Figure.

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                                       61

4.  COMPLETION

4.1 Completion of the sale and purchase of the Businesses and the Assets:-

    4.1.1 shall be conditional upon the satisfaction of the following conditions precedent to the satisfaction of the Purchaser and in the case of Clause 4.1.1. (d) only the Vendors' Representative:-


              (a) no material adverse change in the Businesses and Assets having taken place prior to Completion;


              (b) no interdict or other legal prohibition preventing Completion taking place;


              (c) no litigation, arbitration or other proceeds of a similar nature having been commenced or being pending against the Vendors or any of them which would, if decided in favour of the person instituting such proceedings, be reasonably likely to have a material adverse effect on the Businesses and/or the Assets;


              (d) the Vendors and the Purchaser having complied with the terms of this Agreement in all material respects;


              (e) none of the Key Employees having left the employment of the Vendors or working any applicable notice period and no more than 15 of the Transferred Employees (not including any of the Key Employees) having left the employment of the Vendors or having given formal notice terminating their contracts of employment with any of the Vendors without appropriate replacements having been found for such

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                                       62
                   persons (provided that the transfer of the HK Employees, Singapore Employees, Japan Employees and USAV Employees and related terminations pursuant to Clause 14 shall be excluded from the operation of this sub-Clause (e) to the extent that such employees accept the offer of employment made by the various members of the Purchaser Group pursuant to Clause
                   14);


              (f) the Purchaser being provided with updated lists of Plant and Equipment and being satisfied that any additions or deletions to the lists of Plant and Equipment are permitted in terms of Clause 4.3;


              (g) the Purchaser being satisfied with the transfer of the Data Suppliers Contracts, the Development Agreements and the Existing Reuters Agreement to the Purchaser (such transfer being conditional on Completion taking place);


              (h) none of the directors of UK having refused to allow the Purchaser to contact any of the customers of the Businesses pursuant to Clause 4.3.9;

              (i) the Purchaser being satisfied regarding searches in the appropriate registers in respect of UK's ownership of the trade marks contained within the Specific IP;

              (j) the Purchaser being reasonably satisfied with enquiries of customers of the Businesses as set out in the Execution SRR Schedule;

              (k) the Purchaser being satisfied regarding searches in the appropriate registers in respect of the capacity of the

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                                       63

                   Vendors to sell the Businesses and the Assets (including without limitation searches in the Register of Inhibitions and Adjudications in respect of UK);

              (m) the Vehicle having been transferred to Neil Lennox on terms satisfactory to the Purchaser, acting reasonably;

              (n) Peter Marks, Digita Limited and Silicon River Limited each having entered into letters addressed to UK relating to ownership of the intellectual property rights in and to the Dividends and Derivatives Directory product, in the agreed terms;


    4.1.2 shall subject to Clause 6.4 take place on the Completion Date with effect from the Effective Time at such place as the Vendors' Representative and the Purchaser shall agree and risk, property and title to the Businesses and the Assets (including the UK's Leasehold Interest) shall pass to the Purchaser at the Effective Time subject to the terms of this Agreement;

    4.2.1 If the conditions set out in Clause 4.1.1 are not satisfied or waived in accordance with Clause 4.2.2 before the date which is 60 days after the date of execution hereof either the Purchaser or the Vendors may rescind this Agreement without any costs being due to or by either party.

    4.2.2 The Purchaser in its sole discretion may waive any of the conditions precedent set out in Clause 4.1.1 (other than Clause 4.1.1.(d)). The Vendors in their sole discretion may waive any non-compliance by the Purchaser with the Agreement in terms of Clause 4.1.1(d) and the Purchaser in its sole discretion may waive any non-compliance by any of the Vendors with the Agreement in terms of Clause 4.1.1(d). Any such waiver by either the Purchaser or Vendors shall

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                                       64
              not affect any right of action or claim which might be available to the Purchaser or the Vendors respectively in terms of this Agreement;

4.3 During the period between the date of this Agreement and the Completion Date the Vendors shall carry on the Businesses in the usual and ordinary course with a view to preserving their financial and trading position, shall during normal business hours on receipt of reasonable notice give the Purchaser or its agents access to the Transferred Employees for the purposes of discussing the ongoing business of the Businesses and their position within them and the Vendors shall not do or permit or procure to be done anything which is outside the normal course of the Businesses without the prior express written consent of the Purchaser and in particular but without prejudice to the foregoing generality the Vendors (in each case unless the prior written consent of the Purchaser is obtained):-

    4.3.1 shall not dispose of or enter into any agreement to dispose of any of the Assets (or any interest therein) other than stocks in the ordinary course of the Businesses, or grant or agree to grant any option or right of pre-emption in respect of any of the Assets;

    4.3.2 shall not enter into any contracts not capable of being terminated within three months and not expected to be performed within such period or any contracts which are unduly onerous or are liable to impose any abnormal liabilities on the Business or call for the supply of goods or services to the Businesses at a cost significantly in excess of that at which such goods or services are obtainable at the date of this Agreement or call for the supply of goods or services by the Businesses at prices significantly below those pertaining at the date of this Agreement;

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    4.3.3     shall not terminate any contracts to be transferred pursuant to this Agreement or take any action which any of the Vendors knows or ought to be aware will constitute a breach of any such contract or do or knowingly permit to happen any event, act or thing so as in each case to give the other party to the contract a right to terminate it prematurely or to result in acceleration;

    4.3.4 shall not create or agree to create any mortgage, charge or other security interest whatsoever over the Assets or any of them (save as arising by operation of law);

    4.3.5 without prejudice to the provisions of Clause 4.1.1(e), shall not grant any service agreements in favour of any of the Transferred Employees, employ any additional or replacement person as an employee or make any change to the terms and conditions of employment or rate of remuneration of any of the Transferred Employees or terminate any Transferred Employee's employment or pay or agree to pay any bonus or similar payment to any Transferred Employee (provided that in the case of Transferred Employees (other than Key Employees) the Vendors may terminate the employment of such employees provided just cause is shown, however in such a circumstance the Purchaser will be notified of such occurrence forthwith);

    4.3.6 shall notify the Purchaser in writing of the appointment, dismissal, resignation or other termination of the employment of any employee of any of the Vendors involved in the Businesses;

    4.3.7     shall not make any material change to the Businesses;

    4.3.8 shall not grant any guarantee in respect of any goods or products produced by the Vendors in relation to the Businesses other than guarantees of a nature similar to guarantees given prior to the signing of this Agreement;

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    4.3.9     shall during normal business hours on receipt of reasonable notice allow representatives of the Purchaser to have full access to the running of the Businesses and the records and shall use all reasonable endeavours to procure that the said representatives (who should be entitled to report to the Purchaser) are aware of all material elements of the running of the Businesses in the said period prior to the Completion Date and are included in all material management decisions and shall allow the Purchaser to have access to all customers of the Businesses, provided in implementing this clause the Purchaser shall use reasonable endeavours to minimise the disruption to the Businesses and prior to contacting any of the said customers to obtain the consent of any director of UK;

    4.3.10 shall not incur any trade or other creditors referable to the Businesses other than in the ordinary course of the Businesses as carried on prior to the date of execution of this Agreement;

    4.3.11 shall disclose forthwith on becoming aware of the same any matter which arises which would constitute a breach of the Warranties or any provision of this Clause 4.3 in each case to the Purchaser in writing;

    4.3.12 shall not enter into any new contracts with subscribers to TED, TED Solutions or the Directus Publications other than on the Vendors' standard terms and conditions referable to each such publication or product.

    Any breach of the provisions of this Clause 4.3 (which breach has not been accepted by the Purchaser in writing) shall, without prejudice to any rights available to the Purchaser hereunder, entitle the Purchaser to rescind this agreement prior to Completion.

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4.4 At Completion the Vendors shall deliver or give or exhibit (as appropriate)
    to the Purchaser:-

    4.4.1 entry to and actual possession of the Property (including all keys relating thereto and details of all security systems utilised);

    4.4.2 (with effect from the Effective Time) management and control of the Businesses and the Assets;

    4.4.3 the written consent of any chargee, security holder or other person whose consent is required for the sale of the Businesses or Assets or the entering into of this Agreement;

    4.4.4 a certified copy of Minutes of the board of directors of each of the Vendors in the agreed terms in connection with inter alia Completion of the sale and purchase of the Assets and the Businesses;

    4.4.5     (to the extent not already at the Property) the Records;

    4.4.6     such of the Assets as are capable of transfer by delivery;

    4.4.7 assignation(s) in the agreed terms of Specific IP, assignations in the agreed terms of each of the Data Suppliers Contracts and the Existing Reuters Agreement, and (so far as the same are capable of being produced at Completion (taking into account the provisions of Clause 11)) assignations in the agreed terms of the Third Party Distribution Agreements, assignations in the agreed terms of each of the Development Agreements and (save to the extent otherwise provided in this Agreement) such other conveyances, assurances, transfers, assignations, consents or other

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              documents as the Purchaser may reasonably require which are necessary to vest in it the Businesses and the Assets (other than the Contracts, (excluding the Data Suppliers Contracts, the Existing Reuters Agreement and the Development Agreements)) (provided that the Purchaser may determine in its sole discretion that any of the foregoing shall be delivered following Completion and the Vendors shall be bound to do so as soon as is reasonably practicable following receipt of notice from the Purchaser);

    4.4.8 (to the extent not already at the UK Property) all available existing certificates of warranty and guarantee held by any Vendor in relation to the Assets;

    4.4.9 acknowledgements, in the agreed terms, from any third party holding any of the Assets that it holds the relevant Asset for the Purchaser absolutely;

    4.4.10 a signed Written Resolution (or other documentation necessary in each relevant jurisdiction) together with a letter from the auditors of any relevant company, confirming receipt of each of TED Ltd, The Estimate Directory Limited, Directus Limited, and each of the three Vendors resolving to change its name to such name as will not include the words "Estimate" or "Directory" or "TED" or "Directus" or "Edinburgh" or "Financial" or "Publishing" together with payment to the Purchaser of the costs of changing such names;

    4.4.11    the Title Deeds;

    4.4.12 the Brokers' List updated to the Completion Date in a form and content reasonably acceptable to the Purchaser;

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    4.4.13    all documentation required to be delivered as at the Completion
              Date by the Vendors to the Purchaser in terms of Part VII;

    4.4.14 the contracts of employment relative to the Key Employees in the agreed terms duly signed by the Purchaser and the Key Employees (as appropriate);

    4.4.15 a letter of non-crystallisation from any holder of any floating charge granted by any of the Vendors in the agreed form;

    4.4.16 updated list of all Plant and Equipment showing changes from the lists delivered on execution hereof;

    4.4.17 a list of the Debts as at the Effective Time containing such details as will enable the Purchaser to perform its obligations in terms of this Agreement;

    4.4.18 a certified copy of the Confidentiality Agreements signed by each of the Transferred Employees and the Vendors (or such of the Vendors as is the relevant employer of such Transferred Employees);

    4.4.19    the Pre-Completion Liabilities Schedule.

4.5 Subject to Completion taking place UK shall reimburse the Purchaser in respect of the costs of obtaining the opinions on the capacity of Asia and USAV to enter into, inter alia, this Agreement, on demand;

4.6 Subject to compliance by the Vendors with the obligations incumbent on them under Clause 4.3 the Purchaser in respect of satisfaction of the

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    aggregate consideration for purchase of the Businesses and the Assets, (save for the Retention which will be dealt with in accordance with Clause 4.8) shall:-

    4.6.1 pay to the Vendors' Solicitors (who are hereby irrevocably authorised to receive the same and whose receipt therefor shall be a sufficient discharge to the Purchaser) by electronic funds transfer the Initial Consideration;


    4.6.2 assume liability for the Accepted Liabilities (as the Purchaser hereby so accepts) subject to the terms of this Agreement;

    4.6.3 pay the Retention to an account with Clydesdale Bank plc to be held as the Retention Fund such account to be in the joint names of the Purchaser's Solicitors and the Vendors' Solicitors and dealt with in accordance with Clause 4.8;

4.7 If in any respect the provisions of Clause 4.4 are not complied with on the Completion Date then where the parties agree they may, if they all agree, at their discretion:-

    (a) defer Completion to a date to be agreed after the Completion Date (and so that the provisions of this Clause 4.7 shall also apply to Completion as so deferred); or

    (b) proceed to Completion so far as practicable (without prejudice to their respective rights hereunder) on the basis that any provision of Clauses 4.4, 4.5 or 4.6 which may not have been fully complied with at Completion shall be held over to such future date or dates as the Purchaser and the Vendors may agree.

4.8 The following provisions shall have effect in relation to the Retention:-

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    4.8.1     On the Completion Date the Purchaser shall place an amount equal to the Retention in an interest-bearing deposit account with Clydesdale Bank plc in the joint names of the Purchaser's Solicitors and the Vendors' Solicitors.
    4.8.2     The Retention Fund shall be applied for the purposes of:-

              4.8.2.1 making payment to the Purchaser in satisfaction of any Finally Determined Claim together with interest accrued on the amount of each such claim and any costs awarded by the court to the Purchaser in respect of such claim;

              4.8.2.2    making payment to the Purchaser of any amount or
                        amounts payable pursuant to Clauses 3.3 and/or 3.4 and/or the Deed of Indemnity together with interest accrued on each of such amounts; and

              4.8.2.3 making payment to the Purchaser and/or the Vendors' Solicitors on behalf of the Vendors of any amount or amounts to be paid under Clauses 4.8.4 and/or 11.6 and/or 11.7 together with interest accrued on each such amount.

    4.8.3 Subject only to Clauses 4.8.2, 4.8.4 and 4.8.5, it is hereby agreed between the Purchaser and the Vendors that on the date ("the First Retention Release Date") which is the later of (a) the date falling 15 months after the Completion Date, and (b) the date on which the Expert fixes any disputed amount to be retained for estimated costs and expenses in terms of Clause 4.8.5, an amount shall be released from the Retention Fund which amount shall comprise a sum equal to the total amount of the Retention Fund but after deduction of all amounts (if any) to be applied or retained pursuant to Clauses 4.8.2, 4.8.4 and 4.8.5 ("the Retained Amount"). Such sum shall be released to the Vendors' Solicitors on behalf of

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              the Vendors.  The Retained Amount shall remain in the Retention
              Fund and be dealt with in accordance with the provisions of this Clause 4.8 (excluding this Clause 4.8.3).

    4.8.4 Subject to Clauses 4.8.2 and 4.8.5, and without prejudice to Clause 4.8.3, on the date which is the last to occur of:-

              (i) the earlier of (a) the entering into of a New Contract or New Contracts, the revenue from which, on the application of the formula set out in Clause 11.6.1, is sufficient to result in the Purchaser's Release (as defined in Clause 11.6.1) being zero, and (b) 31st March 1998,


              (ii) the agreement or determination of the Completion RTBV Figure and the Completion SRR Figure and (if appropriate) the release of the RTBV Adjustment and/or the SRR Adjustment (if any) from the Retention Fund pursuant to Clauses 3.3 and 3.4, and

              (iii) the Assignation Date;

              the sum of L275,000 (under deduction of an amount equal to the aggregate of all sums (if any) released from the Retention Fund to the Purchaser pursuant to Clauses 3.3, 3.4, 11.6 and/or 11.7) together with interest accrued on such net sum shall be released from the Retention Fund to the Vendors' Solicitors.


4.8.5 The amount of any claim (together with interest accrued on the amount of such claim pursuant to the terms of this Agreement and an amount as agreed between the parties (or as fixed by an expert under the Disputes Clause) as the estimated costs likely to be awarded by a court or other appropriate forum to the Purchaser if successful in proving its claim fully to conclusion) which

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              has been intimated by the Purchaser to any Vendor under and in terms of this Agreement which, as at the First Retention Release Date, has not yet become a Finally Determined Claim (but in respect of which the Purchaser has commenced legal proceedings by way of the service of a Summons or an Initial Writ or any other analogous proceedings against the Vendors or any of them in respect of such claim) shall not be released from the Retention Fund but shall remain in the Retention Fund (subject to the proviso set out below) until such claim becomes a Finally Determined Claim. When such claim becomes a Finally Determined Claim an amount equal to the amount of such claim together with interest as aforesaid and the costs awarded by the Court or other appropriate forum to the Purchaser shall be released from the Retention Fund to the Purchaser in satisfaction of such claim; Provided that if such claim has not become a Finally Determined Claim with 24 months from the date ("the Commencement Date") on which proceedings were commenced against the Vendors (or any of them) as a result of the deliberate and conscious failure of the Purchaser to prosecute such claim, an amount equivalent to such claim together with interest and the amount previously estimated for costs shall be released from the Retention Fund to the Vendors' Solicitors on behalf of the Vendors. If such claim has not become a Finally Determined Claim within 36 months of the Commencement Date for any other reason an amount equivalent to such claim and the amount previously estimated for costs shall be released from the Retention Fund together with interest on such sums shall be released to the Purchaser's Solicitors on behalf of the Purchaser except where the Vendors have a BONA
              FIDE defence to any such claim in which circumstance the sums remaining in the Retention Fund shall remain so held until such time as the claim or claims become either a Finally Determined Claim or is/are resolved in favour of the

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              Vendors.  The amount equivalent to Finally Determined Claims shall be paid to the Purchaser forthwith upon such claims becoming Finally Determined Claims together with interest as aforesaid and the costs awarded by the Court or other appropriate forum to the Purchaser with the sums remaining in the Retention Fund thereafter being paid to the Vendors.

    4.8.6     For the avoidance of doubt, none of the provisions of this Clause
              4.8 shall be deemed to limit or restrict the amount of any claims which the Purchaser may have against the Vendors pursuant to the terms of this Agreement (subject always to the remaining provisions of this Agreement).

    4.8.7 All sums released from the Retention Fund to the Purchaser or to the Purchaser's Solicitors on behalf of the Purchaser shall constitute a reduction in the Consideration.

4.9 The Vendors hereby grant to the Purchaser (or such other company as BARRA may nominate) a licence to occupy the Vendor's premises in 10F Wing On House, 71 Des Voeux Road, Central, Hong Kong, 33 West 17th Street, 4th Floor, New York NY10011 and Level 5, 280 George Street, Sydney, NSW 2000, Australia for a period of fourteen days from the Completion Date to enable the Purchaser and/or such nominee to continue the Businesses at no cost to the Purchaser and/or such nominee provided that this licence to occupy does not (save as provided in Clause 4.10) constitute a lease of such properties or impose any liability on the Purchaser, BARRA or such nominee.

4.10 If the Purchaser continues to occupy any of the properties referred to in Clause 4.9 after such period of 14 days, the Purchaser undertakes to reimburse the relevant Vendor for the cost of such occupation calculated by reference to floor space occupied as a proportion of total floor space

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     and rental cost of such property occupied by the Vendors. In any event the occupation of such properties by the Purchaser shall cease on the date falling 2 months after the Completion Date.

5.  NO ASSUMPTION OF LIABILITIES


5.1 Subject to this Clause 5 and Clauses 11.4, 12 and 14 and except for the Accepted Liabilities, no member of the Purchaser Group shall assume liability for any debts, claims or liabilities incurred or intimated to any Vendor in relation to the Businesses or the Assets and each Vendor shall at all times indemnify and keep the Purchaser Group fully indemnified and shall hold the Purchaser Group harmless from and against all such debts, claims and liabilities and all costs and expenses in relation thereto.

5.2 Notwithstanding any other provision of this Agreement, the Purchaser undertakes to indemnify and keep indemnified the Vendors from and against the Accepted Liabilities;

5.3 Notwithstanding any other provision of this Agreement, but subject to the Deed of Indemnity, the Purchaser and BIL undertake to indemnify and keep indemnified the Vendors from and against all costs, claims, liabilities and expenses incurred by the Vendors in connection with the Properties in respect of the period after the Effective time.

6.  WARRANTIES


6.1 The Vendors jointly and severally warrant to the Purchaser Group that:-

    6.1.1 subject only to the matters disclosed in the Execution Disclosure Letter, each of the Warranties (other than any warranty set out in Part IX which is expressed to be given only at Completion) is true and accurate as at the date of this Agreement; and

    6.1.2 to the intent that the Warranties are deemed to be repeated on the Completion Date (and the Vendors hereby agree to such

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              repetition), subject only to the matters disclosed in the
              Completion Disclosure Letter, each of the Warranties is true and accurate as at the Completion Date.

6.2 The aggregate liability of the Vendors pursuant to the Warranties shall be limited as follows:-


    6.2.1 the amount of any successful claim against any Vendor under the Warranties once settled shall be deemed to constitute a reduction in the price payable by the Purchaser for the Businesses and the Assets of the settled amount;

    6.2.2 the aggregate liability of the Vendors under the Warranties shall not exceed the Consideration (less for the avoidance of doubt
              (i) the amount of any reduction in the purchase price pursuant to Clause 3 and Clause 11.6 and (ii) the amount of any Finally Determined Claims);

    6.2.3 the Vendors shall have no liability under the Warranties unless and until the aggregate liability of the Vendors thereunder exceeds L50,000 provided that in the event that the established amount of such claims exceeds L50,000 the Vendors shall be liable for the whole amount of such claims and not simply the excess over the said limit;

    6.2.4 the Vendors shall not be liable under the Warranties in respect of any single claim where the liability in respect of that claim does not exceed L5,000 and such liability shall be disregarded for all purposes provided that where the aggregate value of such claims exceeds L10,000, this limitation shall have no effect;

    6.2.5 no claim shall be brought by the Purchaser Group in respect of any breach of the Warranties unless notice in writing of such claim has been given to any Vendor not later than the expiration of a period

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              of 12 months from Completion.  The Vendors shall have
              no liability under such claim (save in so far as it has not been previously satisfied, settled or withdrawn) unless court proceedings in respect of it have commenced by being both raised and served on any Vendor or the Vendors' Solicitors within 24 months from Completion;

6.3 The Vendors shall have no liability in respect of the Warranties to the extent that the circumstances, facts or events giving rise to a claim under this Agreement are disclosed in the Execution Disclosure Letter and/or the Completion Disclosure Letter.

6.4 In the event that there is any disclosure made either in terms of Clause
    4.3.11 or in terms of the Completion Disclosure Letter which in the reasonable opinion of the Purchaser discloses any matter which is material to the Businesses the Purchaser shall be entitled to terminate this Agreement on or prior to the Completion Date and this Agreement shall be of no further force and effect save in respect of any breaches of this Agreement prior to the date of termination.

6.5 The Purchaser confirms to the Vendors that it has negotiated this Agreement in good faith.

6.6 The Vendors shall not be liable in respect of any claim for breach of any of the Warranties to the extent that:-

    6.6.1 the Purchaser Group has received compensation for the loss being the subject matter of the claim including any sums received from any policy of insurance. Provided that nothing in this Agreement shall oblige the Purchaser Group to make any claim on any policy of insurance which would affect the costs of such insurance or the extent or nature of cover provided to a material extent in each case to the group of companies of which BARRA is the holding company as a whole. Notwithstanding that the Purchaser Group may have been compensated by insurance in respect of any

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              claims the Purchaser Group shall be entitled to include in its claim for breach of warranties the cost of any increased premiums resulting from making the claim under the insurance; or

    6.6.2 such claim arises or is increased by any failure of the Purchaser Group to mitigate any loss which gives rise to such claim in accordance with Clause 6.10.


6.7 The Vendors shall not be liable in respect of any claim for breach of any of the Warranties if, and to the extent that, a provision or liability in respect of the specific matter giving rise to such claim has been fully disclosed and identified in the Completion Balance Sheet and/or listed as an Accepted Liability.

6.8 The Purchaser shall in respect of any breach of the Warranties give notice in writing of such claim (including reasonable details of each event, matter or default which give rise to the claim, the breach that results and, if possible, an estimate of the amount claimed) to any Vendor or the Vendor's solicitors.

6.9 The Purchaser admits and acknowledges that it has not entered into this Agreement in reliance upon any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever other than those expressly set out in this Agreement and the Purchaser acknowledges that the Vendors have not given any such warranties, representations, covenants, undertakings, indemnities or other statements.

6.10 The Purchaser undertakes to use all reasonable endeavours to mitigate its loss in respect of any breach by the Vendors of any of the Warranties and the terms of Clauses 10.1 and 13.5.

6.11 Save as expressly provided in this Agreement, the Purchaser shall not be entitled to exercise any right of retention and any sum or amount payable to the Vendors (or any of them) pursuant to this Agreement shall

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     be paid by the Purchaser on the due date to the Vendors in full without any retention.

6.12 The Vendors shall not be liable in respect of any claim for breach of any of the Warranties if, and to the extent that, such claim would not have arisen but for, or is increased by, any act after Completion carried out or occurring at the instance of or with the written consent of the Purchaser or any company controlled by the Purchaser or by any person or persons controlling the Purchaser which is outwith the ordinary course of the Businesses (as the same were carried on prior to the date of signing of this Agreement) unless such acts are in implement of any existing contractual obligation or commitment assumed by the Purchaser pursuant to the terms of this Agreement.

6.13 The Vendors shall not be liable in respect of any claim for breach of any of the Warranties where the liability which is the subject matter of such claim is contingent only, unless and until such contingent liability becomes an actual liability which for the avoidance of doubt may be when such a claim becomes a Finally Determined Claim.

7.   ACCESS TO INFORMATION


7.1 If and when reasonably requested by the Purchaser the Vendors shall allow access after Completion to the Purchaser and its duly authorised representatives at all reasonable times upon reasonable prior notice to all such books, documents and information not delivered to the Purchaser under this Agreement and to the Vendors' directors and the Vendors will procure access for the Purchaser to the Vendors' advisers at reasonable times and upon reasonable prior notice, all as the Purchaser may reasonably require in relation to the Businesses and the Assets and/or the Transferred Employees and/or any matter connected therewith including, for the avoidance of doubt, the Retained Records, and afford the

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     Purchaser and its duly authorised representatives the opportunity to take, at the Purchaser's expense, copies thereof, or extracts therefrom.

7.2 The Purchaser shall allow the Vendors access after Completion to the Records, and the Vendors shall, at their own cost, be entitled to take copies of any Records, but only so far as necessary to allow the Vendors to comply with their respective statutory obligations in relation to the preparation of (a) appropriate Corporation tax returns in respect of the financial year to 31st March 1998, (b) VAT returns (or their equivalent outwith the UK) and (c) statutory accounts in respect of the financial year to 31st March 1998. Provided that the Vendors undertake to the Purchaser Group (in so far as they are able, having regard to their statutory disclosure obligations) to keep confidential and the Vendors shall procure that all their advisers who have access to any information gained pursuant to this Clause 7.2 shall keep confidential such information gained pursuant to this Clause 7.2.


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8.   THE DEBTS AND CREDITORS

8.1 With effect from the Completion Date, the Vendors shall hold the Debts in trust for the Purchaser. During the period of 120 days from the Completion Date ("the Relevant Period"):-

     8.1.1 the Purchaser shall be appointed as agent for the Vendor and shall use all reasonable commercial endeavours (which shall include the periodical circulation of demand letters in accordance with good credit control practice) to collect the Debts substantially in accordance with the Purchaser's debt collection procedures and practices. Any payment received from a debtor which is not allocated to a particular debt shall be allocated first to the earliest outstanding Debt of that debtor. The Purchaser shall be entitled to retain for its own benefit the proceeds of any of the Debts collected by it;

     8.1.2 the Purchaser shall within thirty days of the end of this period supply to the Vendors a statement in writing of the amount of the Debts remaining uncollected by the Purchaser. The Vendors' Accountants shall be given reasonable access to the Purchaser's records of the Business for the purposes of ensuring that the provisions of this Clause have been observed and of verifying the statement;

     8.1.3 if at the end of this period any of the Debts have not been collected by the Purchaser (and the Purchaser has complied with it obligations under Clause 8.1.1), the Vendors jointly and severally undertake to pay to the Purchaser within 14 days after delivery of the statement referred to in Clause 8.1.2 a cash sum by way of

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              electronic funds transfer equal to the nominal value of
              the Debts not so collected ("the Remaining Debts");

     8.1.4 subject to compliance by the Vendors with sub-clause 8.1.3, the Vendors shall thereafter be entitled to collect the Remaining Debts provided that the Vendors will not institute any proceedings to collect such Debts without the prior written consent of the Purchaser, which consent will not be unreasonably withheld;


8.2 Each Vendor acknowledges that the Purchaser will continue to trade with the Vendors' creditors, and undertakes to the Purchaser to apply the cash resources resulting from the sale hereunder in the following order (save where any Vendor validly disputes any such amounts):-

     8.2.1 first, immediately such creditors fall due for payment, to secured creditors and to preferential creditors (within the meaning of Section 386 of and Schedule 6 to the Insolvency Act
              1986) (including all amounts due to employees);

     8.2.2 second, within 75 days of Completion or, if earlier, as soon as they fall due in settlement of the liabilities to other creditors.

8.3 If any Vendor receives from any person who is also a debtor of the Purchaser any amounts which ought to have been paid or were intended to be paid to the Purchaser, such Vendor shall immediately account to the Purchaser in respect of such sum.


9.   POST-COMPLETION UNDERTAKING

9.1  Each of the Covenantors undertakes to the Purchaser Group that:-


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     9.1.1    he/it will not during the Restricted Period and within the
              Prohibited Area either solely or jointly or in partnership or association with or as a director, agent, consultant or representative of or for any other person, firm or company carry on any business competing directly or indirectly with the Businesses, provided that nothing contained in this Clause 9.1.1 shall preclude any Vendor from holding any shares or loan capital comprising less than 5% of the class concerned then in issue in any company competing with the Businesses whose shares are listed or dealt in on a recognised investment exchange;

     9.1.2 he/it will not during the Restricted Period and within the Prohibited Area directly or indirectly knowingly canvass, solicit or interfere with or endeavour to canvass, solicit or interfere with, either on its own behalf or for any other person, firm, company or other undertaking competing with the Businesses the custom of any person, firm, company or other undertaking in competition with any of the Businesses who at any time during the period of twelve months prior to the Completion Date was a customer of, or in the habit of dealing with, the Businesses;

     9.1.3 he/it will not during the Restricted Period directly or indirectly disrupt or attempt to disrupt any supply of any products or services (including the supply of information and data) to the Purchaser for the purposes of any of the Businesses;

     9.1.4 he/it will not during the Restricted Period either on its or his own behalf or for any other person, firm, company or other undertaking directly or indirectly solicit or endeavour to entice away from the Businesses any Transferred Employee;

     9.1.5 he/it will not following the Completion Date, directly or indirectly, divulge or make use of any Confidential Information (and will use

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              reasonable endeavours to procure that such Confidential
              Information is not used or disclosed in any way), unless ordered to do so by a court of competent jurisdiction or proper regulatory authority;

     9.1.6 he/it shall not following the Completion Date represent himself/itself as being in any way connected with the Businesses; and

     9.1.7 he/it will not at any time after the Completion Date carry on any business under any of the Names or any name similar thereto.

     9.1.8 he/it will procure that UK will remain in existence as a legal entity capable of performing its obligations in terms of this Agreement until at least the First Retention Release Date and Asia will remain in existence as a legal entity capable of performing its obligations in terms of this Agreement until the date which is at least 60 days after the Effective Time;

9.2 Each Covenantor shall promptly refer to the Purchaser all enquiries relating to the Businesses and assign to the Purchaser (or such member of the Purchaser Group as the Purchaser shall nominate) all orders relating to the Businesses, including enquiries or orders for any stocks, books, data and other products sold in connection with the Businesses, which any Vendor may in future receive.


9.3 It is agreed that, whilst the restrictions set out in Clause 9.1 are considered by the parties to be fair and reasonable, having regard in particular to first, the necessity to protect the Goodwill, secrets and customer connections of the Businesses and secondly, to the amount of the consideration payable by the Purchaser pursuant to this Agreement, if it should be found that any of such restrictions is void for any reason and if by altering or deleting part of the wording or substituting shorter periods of time or a different geographical limit or more restricted ranges of activities

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     it would not be void then there shall be made such alteration or deletion or be substituted such less extensive periods and/or limit and/or activities as shall render the relevant restriction valid and enforceable.

9.4 Each Vendor will render to the Purchaser Group such assistance, at the expense of the Purchaser Group, as the Purchaser Group may reasonably require to establish:-


     9.4.1 that such restrictions are such as to come within section 21(2), Restrictive Trade Practices Act 1976; and

     9.4.2 to the Restrictive Practices Court that such restrictions are in the public interest and valid.

10.  TRANSITIONAL PROVISIONS

10.1 Having regard always to the Purchaser's duty to mitigate its loss pursuant to Clause 6.10, if after Completion any claim or dispute arises relating to matters pertaining to a period prior to Completion with any person arising in connection with the Businesses or any of the Assets, such claim or dispute shall be referred to the Purchaser for resolution in such manner as may be determined by the Purchaser in consultation with the Vendors (both parties acting reasonably). Each of the Purchaser and the Vendors hereby agrees to take all action reasonably requested of it by the other to secure the smooth transition of the Businesses and the Assets from the Vendors to the Purchaser Group and the smooth and timeous implementation of all other aspects of the transaction regulated by this Agreement.

10.2 On or as soon as is practicable after Completion the Vendors will if so requested by the Purchaser and jointly with the Purchaser arrange for the despatch at the Purchaser's cost to all or any past and present customers of the Businesses selected by the Purchaser of a circular in the agreed terms announcing the sale by it of the Businesses and introducing the

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     Purchaser as its successor and the Vendors shall take all such other steps as the Purchaser may require (at the Purchaser's cost) in order that the Purchaser may obtain the full benefit of the goodwill of the Businesses.

10.3 Subject to the provisions of this Clause, UK hereby undertakes to continue, for a period of up to 6 months after the Completion Date to publish and issue (for the purposes of the Financial Services Act 1986) to the Purchaser free of charge in respect of such publication but without prejudice to the remaining provisions of this Clause, for distribution by the Purchaser the publications known as "The Inside Track" and "Equity Selector" ("the Investment Publications") in the same manner in which it has published them prior to the Effective Time. The Purchaser undertakes to make available to UK the staff and all other support necessary to enable UK to perform its obligations in terms of this Clause. UK and the Purchaser agree that all revenues from publication of the Investment Publications shall be the property of the Purchaser. UK shall account to the Purchaser in respect of any of such revenues received by it (although it is agreed that the Purchaser will invoice the same to subscribers). The Purchaser hereby undertakes to indemnify and keep indemnified, UK from and against (a) all costs reasonably incurred by it in connection with the issue of the Investment Publications pursuant to the arrangements set out in this Clause after the Effective Time and (b) all costs, claims, losses and expenses of whatsoever nature and howsoever arising after the Effective Time which may be incurred by UK as a result of any claim made against it by any person which relates to the Investment Publications (or either of them), or the contents thereof. The arrangements contained in this Clause shall continue until such time as the Purchaser or any company nominated by it has been admitted to membership of the Personal Investment Authority or any successor body or other appropriate regulatory body in terms of the Financial Services Act 1986, or until the date falling six months after the Completion Date, whichever is first to occur.

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10.4 With effect from the date hereof the Vendors shall use all reasonable endeavours to procure that the lease of the property at 14 Mohamed Sultan Road, #03-01 Singapore 238963 is assigned, novated or sub-let to the relevant Transferred Employee presently occupying such property

11.  CONTRACTS

11.1 The Vendors and the Purchaser agree the following in relation to the Contracts:-

     11.1.1 The Vendors and the Purchaser shall use their respective reasonable endeavours to obtain the consent of any third party whose consent is required to any assignation or novation of any Contract (other than the Customer Contracts and any of the Contracts which have already been assigned or novated to the Purchaser to the Purchaser's satisfaction) after Completion and the Vendors and the Purchaser shall, subject to such consent, effect or join in such an assignation or novation. In so far as
              (a) the benefit or burden of any of the Contracts (other than the Customer Contracts) cannot be effectively assigned to the Purchaser except by an agreement of or novation with, or consent or agreement to the assignation or novation from any person, firm or company, unless and until the relevant Contract shall be novated or assigned as aforesaid or (b) any Contract shall prove incapable of assignation or novation, each Vendor shall hold the benefit of the same in trust for the Purchaser and each Vendor agrees that the Purchaser shall carry out such Contract as sub-contractor of such Vendor on the same terms and conditions as apply to the Contract in question and shall be entitled to invoice and receive payment from the other party to the Contract directly to the intent that the Vendor should receive no payment in respect of the Contract in question in relation to the period following Completion;


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     11.1.2   In relation to the Customer Contracts, each Vendor shall hold the benefit of the same in trust for the Purchaser and each Vendor agrees that the Purchaser shall carry out such Customer Contract as sub-contractor of such Vendor on the same terms and conditions as apply to the Customer Contract in question and shall be entitled to invoice and receive payment from the other party to the Customer Contract directly to the intent that during the period subsequent to Completion the Vendor should receive no payment in respect of the Customer Contract in question in relation to the period following Completion;

     11.1.3 Without prejudice to Clause 11.4, the Purchaser shall indemnify and keep indemnified each Vendor against all losses, claims, costs, damages, expenses and liabilities whatsoever and howsoever arising after Completion in relation to the acts or omissions of the Purchaser as sub-contractor of a Vendor under Clauses 11.1.1 and 11.1.2. Each Vendor will, at the Purchaser's request, give to the Purchaser such assistance as the Purchaser may reasonably require to enable it to enforce any Contract against the other party to such Contract;

11.2 Each Vendor undertakes to remit within 7 days of receipt to the Purchaser any sums it may receive which, in terms of Clause 11.1, should have been received by the Purchaser and to indemnify the Purchaser in respect of any loss, claim, cost, charge or liability which it may incur as a result of the Vendor not complying with the terms of Clause 11.1;

11.3 Each Vendor and the Purchaser shall, if the Purchaser so elects, as soon as practicable after the Completion Date send a notice to each of the other parties to the Contracts advising them that the benefit of the Contracts is vested in the Purchaser.

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11.4 Notwithstanding any other provision of this Agreement, the Purchaser undertakes to indemnify and keep indemnified the Vendors against any cost, claim or liability incurred by any of the Vendors arising out of or in relation to the Contracts, where such cost, claim or liability has arisen during, or is referable to, the period after the Effective Time provided that the Purchaser's indemnity in terms of this Clause shall not apply to the extent that any cost, claim or liability is incurred by any of the Vendors as a result of or in connection with:-

     11.4.1 any act or omission of any of the Vendors in relation to the performance of the Contracts prior to the Effective Time;

     11.4.2 any breach or failure to perform by any of the Vendors any of the terms of the Contracts in the period up to Completion or in respect of the period after Completion if it ought to have been foreseeable by the Vendors that any of such Contracts would not be capable of being performed following Completion;

     11.4.3 any matter which is a breach by any of the Vendors of any of the warranties set out in paragraph 13 of Part IX of the Schedule.

11.5 The Vendors hereby jointly and severally undertake to indemnify and keep indemnified the Purchaser from and against all losses, claims, costs, damages, expenses and liabilities whatsoever and howsoever arising or referable to the period up to the Effective Time in relation to the Contracts or any of them.

11.6

     11.6.1 Subject to the provisions of this Clause 11.6, in the event that, subsequent to Completion, the Purchaser enters into contracts or arrangements in connection with the Businesses (each such contract or arrangement being hereinafter referred to in this Clause 11.6 as a "New Contract") with (a) Reuters Limited ("Reuters") (or any of its associated companies) which is

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              equivalent in nature to the arrangements currently in existence between Reuters and UK under or pursuant to the Existing Reuters Agreement (and any agreement entered into whereby Reuters or any of its associated companies is provided with data equivalent in nature to data provided under the arrangements currently in existence and any additional data items (including full broker data) shall be deemed to be an agreement which is equivalent in nature to such arrangements currently in existence) and/or (b) any of the parties listed in Clause 2.2 of the Existing Reuters Agreement where such contract is of the type prohibited by Clause
              2.2  of the Existing Reuters Agreement:-

              11.6.1.1. (a)  on the date which is the earlier to occur of (1)
                             the entering into of a New Contract or New
                             Contracts, the revenue from which, on the application of the following formula is sufficient to result in the Purchaser's Release (as hereinafter referred to) being zero and (2) 31st March 1998 (such date being referred to as "the Calculation Date") an amount (if any) (to be known as the "Purchaser's Release") shall be calculated by reference to the following formula, and the Purchaser's Release together with interest accrued thereon, shall be released from the Retention Fund to the Purchaser's Solicitors on behalf of the Purchaser (provided that for the avoidance of doubt and notwithstanding the calculation, the Purchaser's Release shall not be less than zero):-


                                  the Purchaser's Release =
                                  (1.94 x (245,000 - A)) - (B x C) + D
                                                            -----
                                                             365

                                  where: A equals the aggregate of (i) the aggregate amount of revenue ("the Fixed

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                                  Amount") expressly contracted for to be
                                  received by the Purchaser in respect of any New Contract during the period of 12 months commencing on the date on which such New Contract commenced and (ii) the aggregate amount of revenue ("the Estimated Amount") which the Purchaser can reasonably expect to receive in respect of each such New Contract in excess of the appropriate proportion of the Fixed Amount attributable to such New Contract during the period of 12 months commencing on the date on which such New Contract commenced, which Estimated Amount in respect of such New Contract will be as agreed between the Purchaser and the Vendors' Representative (both parties acting reasonably in relation to such agreement) provided that in the event that the Purchaser and the Vendors' Representative are unable to agree the appropriate proportion of the Estimated Amount attributable to any such New Contract, the Purchaser's Release shall be calculated on the basis of the Fixed Amount and such proportion of the Estimated Amount which has been agreed and the provisions of paragraph 11.6.1.1 (b) shall thereafter apply;

                                  B equals the amount of revenue earned under Generally Accepted Accounting Principles by the Vendors and by the Purchaser in respect of the Existing Reuters Agreement during the period of 12 months ending on the earlier of

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                                  (a) the date on which a new agreement is
                                  entered into with Reuters or any of its
                                  associated companies which is a New Contract and (b) 13th March 1998 or the sum of L245,000, whichever is the lesser amount;

                                  C equals the number of days which elapse between the Completion Date and the Calculation Date; and

                                  D equals the cost to the Purchaser which is directly attributable to replacing the data which is provided to the Vendors pursuant to the Existing Reuters Agreement.

     11.6.1.1 (b)  In the event that the Purchaser and the Vendors'
                   Representative are unable to agree any proportion of the Estimated Amount as set out in paragraph (a) above, on the First Retention Release Date the formula applicable to the Purchaser's Release shall be applied with the intent that A equals the aggregate of the actual amount of revenue received by the Purchaser in respect of any New Contract during the period from the date on which such New Contract commenced until the First Retention Release Date, provided that (i) in the event that the period from the date on which such New Contract commenced to the First Retention Release Date exceeds 12 months the applicable figure for such New Contract shall be the amount of revenue received during the first 12 months following the date on which such New Contract commenced and (ii) in

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                   the event that the period from the date on which such New
                   Contract commenced to the First Retention Release Date is less than 12 months the applicable figure for such New Contract shall be the aggregate of (1) the amount of revenue received during such period (after deduction of the appropriate proportion of the Fixed Amount attributable to such New Contract for such period) grossed up on a pro rata basis so as to represent a figure for the 12 month period from the date on which such New Contract commenced and (2) the appropriate proportion of the Fixed Amount attributable to such New Contract. As soon as the foregoing calculation has been carried out the resultant figure shall be deducted from the amount of the Purchaser's Release as calculated in accordance with Clause 11.6.1.1(a) and the balance shall be paid as soon as practicable by the Purchaser to the Vendors' Solicitors together with interest on such sum, at the rate which would have accrued on such sum had it been retained in the Retention Fund, until paid.

     11.6.2 In the event that no New Contract is entered into on or before 31st March 1998 ("the End Date"), on 1st April 1998 or as soon as practicable thereafter an amount (if any) (to be known as the "End Release") shall be calculated by reference to the following formula, and the End Release together with interest accrued thereon, shall be released from the Retention Fund to the Purchaser's Solicitors on behalf of the Purchaser (provided that for the avoidance of doubt and notwithstanding the calculation, the End Release shall never be less than zero):-


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                   the End Release = (1.94 x 245,000) - (B x C) + D
                                                         -----
                                                          365

                   where: B equals the amount of revenue earned under Generally Accepted Accounting Practice by the Vendors and by the Purchaser in respect of the Existing Reuters Agreement during the period of 12 months ending on the End Date, or the sum of L245,000, whichever is the lesser amount;

                   C equals the number of days which elapse between the Completion Date and the End Date; and

                   D has the same meaning as in Clause 11.6.1.

     11.6.3 The Purchaser undertakes to the Vendors that it shall use all reasonable commercial endeavours, and shall act in good faith with a view to agreeing and entering into a New Contract on arms' length terms, the terms of which are (specifically in relation to the amount of revenue payable to the Purchaser, or any of its associated companies, in connection therewith) no less favourable than the terms of the Existing Reuters Agreement, provided that the Purchaser shall not be obliged to enter into any New Contract which after such negotiations is offered on terms which would result either in the Intellectual Property rights of the Purchaser in any data being diminished (save through the grant by the Purchaser of a non-exclusive licence of data) or in the Purchaser accepting obligations (including indemnity obligations) which are more onerous than those currently accepted by BARRA generally in connection with similar contracts in its business.

     11.6.4 The Purchaser agrees and undertakes that if any associated company of the Purchaser enters into a contract which is a New Contract on or before 31st March 1998 the Purchaser shall notify


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              the Vendors' Representative forthwith and such contract shall be deemed to be a New Contract for the purposes of the calculations to be made pursuant in Clause 11.6.1.


     11.7.1 The Purchaser undertakes to the Vendors that it shall use all reasonable commercial endeavours, and shall negotiate in good faith with the other party to each of the Third Party Distribution Agreements (other than the Existing Reuters Agreement), with a view to completing the assignation or, if relevant, the novation in favour of the Purchaser (or any of its associated companies) of each of the Third Party Distribution Agreements on or before the Assignation Date.

     11.7.2 in the event that any of the Third Party Distribution Agreements have not been assigned or novated in favour of the Purchaser, otherwise than as a result of the Purchaser's failure to comply with its obligations pursuant to clause 11.7.1 on or prior to the Assignation Date (any such Third Party Distribution Agreement being hereinafter referred to in this Clause 11.7.2 as an "Outstanding Contract"), as soon as practicably possible thereafter an amount calculated by reference to the following formula (subject to a maximum aggregate amount of L40,000) together with interest accrued thereon, shall be released from the Retention Fund to the Purchaser's Solicitors on behalf of the Purchaser:-

              (1.94 x A) - B

              where: A equals the sum of the amounts set out in Part II C of the Schedule opposite the details of the Outstanding Contracts;

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              B equals the aggregate amount of revenue actually received by the
              Purchaser in respect of the Outstanding Contracts during the period after Completion up to (and including) the Assignation Date;

     11.7.3 In the event that any of the Third Party Distribution Agreements have not been assigned or novated in favour of the Purchaser prior to the Assignation Date as a result of the Purchaser's failure to comply with its obligations pursuant to Clause 11.7.1 (any such Third Party Distribution Agreement being hereinafter referred to in this Clause 11.7.3 as an "Exempt Contract"), the provisions of Clauses 11.7.2 shall have effect, save that the amount set out in Part II C of the Schedule opposite the name of any Exempt Contract shall be excluded from the calculation of "A", for the purposes of the formula set out in Clause 11.7.2.

11.8 Each of the Vendors and the Purchaser shall give to the other full access to all of their/its working papers, books and records to enable the other to verify any amounts to be included in any of the formulae set out in Clauses 11.6 and 11.7. In addition, the Vendors and the Purchaser undertake to act in good faith with a view to agreeing any sums to be released from the Retention Fund (or as they may otherwise direct) pursuant to Clause 11.6 and/or Clause 11.7.

12.  APPORTIONMENT AND ACCEPTED LIABILITIES

12.1 All amounts payable or receivable in respect of the Businesses and the Assets in respect of rates, rent, gas, water, electricity and telephone charges shall, unless otherwise agreed, be apportioned between the Vendors and the Purchaser as at the Effective Time on a day-to-day basis or, in relation to amounts which are specifically referable to the extent of use of any property, services or rights, according to the extent of such use.

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12.2 The settlement of all amounts owing by any Vendor to the Purchaser and vice versa under Clause 12.1 shall be settled in cash between the parties as soon as practicably possible after, and in any event within 15 Business Days of, the Completion Date.

12.3 Where any amounts fall to be apportioned under this Agreement, each Vendor and the Purchaser shall provide each other with full details of the apportionments, together with supporting vouchers or similar documentation, and in the absence of dispute the appropriate payment shall be made by or to the Vendors forthwith. If the amount of any apportionment is in dispute, the provisions of the Disputes Clause shall apply for resolving the dispute and the amount determined in accordance with that clause shall be paid within 14 days of the determination, together with interest calculated on a daily basis (as well after as before judgement, from the Completion Date until the date of actual payment, at the rate of four per cent per annum above the base rate from time to time of the Clydesdale Bank plc). The Vendors and the Purchaser agree that a certificate signed by an authorised official of the Clydesdale Bank plc shall be sufficient, in the absence of manifest error, to fix and ascertain conclusively the base rate of the Clydesdale Bank plc from time to time prevailing.

12.4 Cash received by the Vendors related to the Advance Receipts shall belong to the Vendors and shall not be apportioned in accordance with the terms of Clause 12.1;

12.5 The Accepted Liabilities are the liability of the Purchaser and shall not be apportioned in accordance with the terms of Clause 12.1;

12.6 The Accepted Liabilities shall be (i) the Signing Liabilities save in so far as the same may have been discharged prior to Completion and (ii) the

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     Additional Liabilities.  The Additional Liabilities shall be such additional liabilities of the Vendors in connection with the Businesses as the Vendors incur in the ordinary course of business of the Businesses in the period between the date of calculation of the Signing Liabilities and the Effective Time provided that to the extent that the Accepted Liabilities and Unearned Revenue at the Effective Time together exceed
     L2,900,000 the Purchaser shall not accept liability therefor.   The
     amount of the Accepted Liabilities and Unearned Revenue at the Effective Time shall be included in the Completion Balance Sheet.


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13.  CREDITORS AND LIABILITIES

13.1 Except for the Accepted Liabilities, nothing in this agreement shall make the Purchaser liable in respect of anything done or omitted to be done prior to the Effective Time by any Vendor and the Vendors shall jointly and severally indemnify the Purchaser in respect of any liability (which liability shall include, without limitation, all losses, costs, claims, expenses, damages, legal and other professional fees and expenses on a solicitor and own client basis) which it may incur as a result of anything so done or omitted to be done;

13.2 The Vendors shall promptly discharge the Creditors and notwithstanding completion of the purchase of the Businesses shall be responsible for all debts payable by and claims outstanding against it at the Effective Time including all wages, sums payable under taxation statutes, rent and other expenses (but excluding the Accepted Liabilities).

13.3 In addition to Clause 13.2:-

     13.3.1 the Vendors shall remain liable for claims by third parties in respect of any service supplied by any Vendor or any act or omission of any Vendor prior to the Effective Time or arising from defective products or parts of products produced by any Vendor, even if the defective products or parts were sold by the Purchaser;

     13.3.2 upon becoming aware of any such claim the Vendors will promptly give notice of it to the Purchaser and shall not take any steps which might reasonably be expected to damage the commercial interests of the Purchaser without prior consultation with the Purchaser;


     13.3.3 the Vendors shall indemnify the Purchaser against claims by third parties ("Defect Claims") arising from defective products which

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              may be brought against the Purchaser which relate to the products supplied by the Vendors prior to the Effective Time

     13.3.4 the Vendors shall indemnify the Purchaser against claims by third parties in respect of the cancellation or termination (other than a cancellation pursuant to a subscriber's right to cancel a new subscription for TED in book format within 21 days of receiving the first edition delivered pursuant to such new subscription) of any of the Contracts within the terms of such Contracts where such right of cancellation or termination arises otherwise than as a result of any act or omission of any member of the Purchaser Group after the Effective Time including without limitation the refund of any monies paid to any of the Vendors in connection with such Contracts.

     provided that the Vendors' liability in respect of any claims by third parties in terms of Clause 13.3.1 and in respect of any such Defects Claim in terms of Clause 13.3.3 shall be reduced to the extent that UK would have had a valid claim against BARRA in respect of the subject matter of such claim or Defects Claim under the agreement between UK and BARRA dated 18th January 1995 but for the assignation of such agreement to the Purchaser pursuant to this Agreement.

13.4 The liability of the Vendors under Clause 13.3.1 shall extend to any settlement of a claim (including costs) made with the approval of the Vendors;

13.5 Subject to the obligation of the Purchaser to mitigate its loss pursuant to Clause 6.10 if the Purchaser considers that it is desirable to take preventative action with a view to avoiding claims under Clause 13.3.1 the Vendors shall bear the reasonable incurred cost of that action;

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13.6 The Purchaser shall be entitled to perform the obligations of the Vendors to meet warranty or other claims of customers arising as a result of transactions carried out by the Vendors prior to the Effective Time, insofar as the same are required by the Vendors' standard conditions of sale, copies of which have been produced to the Purchaser. The Vendors shall reimburse to the Purchaser on a monthly basis the direct costs incurred by the Purchaser in carrying out its obligations under this sub clause provided that the Vendors' liability in terms of this Clause in respect of any such Defects Claim shall be reduced to the extent that UK would have had a valid claim against BARRA in respect of the subject matter of such Defects Claim under the agreement between UK and BARRA dated 18th January 1995 but for the assignation of such agreement to the Purchaser pursuant to this Agreement;

14.  EMPLOYEES

14.1 UK EMPLOYEES

     14.1.1 The Vendors and the Purchaser acknowledge and agree that, pursuant to the Regulations, the contracts of employment between each Vendor and the UK Employees (save insofar as such contracts relate to any occupational pension scheme) will have effect after the Effective Time as if originally made between the Purchaser and the respective UK Employee and that the purchase of the UK Business and the Assets in the United Kingdom is governed by the Regulations.

     14.1.2 The Vendors and the Purchaser acknowledge and agree that pursuant to the Regulations, the Vendors shall as may be required by regulation 10 of the Regulations inform and consult with the trade union and/or other elected representatives of the UK Employees long enough before the Effective Time, in compliance with its obligations under the said regulation and the Purchaser

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              shall promptly provide to the Vendors in writing and the Vendors shall promptly provide to the Purchaser in writing such information as shall enable the other to carry out its duties under said regulation and each party shall enable the other to carry out its duties under said regulation and each party undertakes to the other to comply with its obligations under the said regulation and the Vendors shall jointly and severally indemnify and keep indemnified the Purchaser Group on demand by the Purchaser Group against all costs, claims, protective awards (other than any protective award made against the Purchaser Group) made under regulation 11 of the Regulations, damages, expenses, legal fees on a solicitor and own client basis or any liabilities whatsoever and howsoever arising incurred or suffered by the Purchaser Group by reason of any failure of the Vendors to comply with its obligations under said regulation 10 (otherwise than as a result of any act or omission by the Purchaser Group).

     14.1.3 Upon or as soon as practicable after the Effective Time the Vendors and the Purchaser shall jointly communicate to the UK Employees a notice (in a form approved by the Vendors' Representative and the Purchaser) to the effect that their contracts of employment will take effect after the Effective Time as specified in Clause 14.1.1.

14.2 TRANSFER NOTICE AND HK EMPLOYEES


     14.2.1 As soon as practicable hereafter the parties will co-operate to publish, in accordance with the provisions of the Transfer of Businesses (Protection of Creditors) Ordinance (Cap 49 of the laws of Hong Kong), a notice in the agreed form. The costs of publishing this notice are to be borne equally by the parties.


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     14.2.2   BIL shall offer employment to the HK Employees with effect from the Effective Time on terms no less favourable than those on which the HK Employees are employed by Asia immediately prior to such time as such terms have been disclosed to the Purchaser by the Vendors. Asia shall procure that any such offer which has not been accepted by an HK Employee within seven working days of the date of the offer shall be deemed to have lapsed.

     14.2.3 Not less than seven days prior to the Completion Date Asia shall give notice to the HK Employees (such notices to be in the agreed terms) terminating their employment with effect from the Effective Time and at the same time BIL shall give notice (such notice to be in the agreed terms) to such HK Employees offering them re-employment with BIL with effect from the Effective Time.

     14.2.4 The Vendors shall co-operate with BIL in endeavouring to encourage the HK Employees to take up employment with BIL in accordance with such offers of re-employment.

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14.3 USAV EMPLOYEES

     14.3.1 Prior to the Effective Time, USAV shall give notice to the USAV Employees (such notices to be in the agreed terms) terminating their employment as of the Effective Time and at the same time BARRA shall give notice (such notice to be in the agreed terms) to the USAV Employees offering them re-employment with BARRA with effect from the Effective Time.
     14.3.2 BARRA shall offer employment to the USAV Employees with effect from the Effective Time on terms no less favourable than those on which the USAV Employees are employed by USAV immediately prior to such time, as such terms have been disclosed to the Purchaser by the Vendors.

     14.3.3 The Vendors shall co-operate with BARRA in endeavouring to encourage the USAV Employees to take up employment with BARRA in accordance with such offers of re-employment, including entering into such employment agreements as may be requested by BARRA.


14.4 JAPAN EMPLOYEES

     14.4.1 BIJ shall offer employment to the Japan Employee with effect from the Effective Time on terms no less favourable than those on which the Japan Employee is employed by Asia immediately prior to such time as such terms have been disclosed to the Purchaser by the Vendors.

     14.4.2 Not less than seven days prior to the Completion Date Asia shall give notice to the Japan Employee (such notice to be in the agreed terms) terminating his employment with effect from the

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              Effective Time and at the same time BIJ shall give notice (such notice to be in the agreed terms) to such Japan Employee offering him re-employment with BIJ with effect from the Effective Time.

     14.4.3 The Vendors shall co-operate with BIJ in endeavouring to encourage the Japan Employee to take up employment with BIJ in accordance with such offer of re-employment.


14.5 SINGAPORE EMPLOYEES

     14.5.1 BIL shall offer employment to the Singapore Employees with effect from the Effective Time on terms no less favourable than those on which the Singapore Employees are employed by Asia immediately prior to such time.

     14.5.2 Not less than seven days prior to the Completion Date Asia and BIL shall jointly give to each of the Singapore Employees notice of the transfer of the Businesses to the Purchaser and terminating their employment (such notice to be in the agreed terms) BIL shall offer employment to all the Singapore Employees (such notices to be in the agreed terms).

     14.5.3 The Vendors shall co-operate with BIL in endeavouring to encourage the Singapore Employees to take up employment with BIL in accordance with such offers of re-employment.

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     14.5.3.  It is acknowledged and agreed by the Purchaser and BIL that after the date hereof and prior to the Effective Time, the remuneration of Jeremy Slade, one of the Singapore Employees, shall be increased by an amount sufficient to compensate him for the loss of the benefit in kind provided by Asia in the form of the provision of accommodation at 14 Mohamed Sultan Road, #03-01 Singapore, 238963.


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14.6 AUSTRALIA EMPLOYEES

     14.6.1 BIL shall offer employment to the Australia employees with effect from the Effective Time on terms no less favourable than those on which the Australia Employees are employed by Asia immediately prior to such time;

     14.6.2 Not less than seven days prior to the Completion Date Asia shall give notice to the Australia Employees (such notice to be in the agreed terms) terminating their employment with effect from the Effective Time and at the same time BIL shall give notice (such notice to be in the agreed terms) to such Australia Employees offering them re-employment with BIL with effect from the Effective Time;

     14.6.3 Asia shall co-operate with BIL in endeavouring to encourage the Australia Employees to take up employment with BIL in accordance with such offer of re-employment.


14.7 ALL TRANSFERRED EMPLOYEES

     14.7.1 The Vendors jointly and severally undertake to procure that all wages and salaries together with relevant pension contributions, bonus payments (so far as the same are capable of being apportioned as at the Effective Time), tax, national insurance payments, and accrued holiday pay in respect of the Transferred Employees shall be (save for holiday pay which shall be included in the Completion Balance Sheet) apportioned between the Vendors and the members of the Purchaser Group which are to become the employers of the Transferred Employees or any of them as at the Effective Time and discharged by the Vendors in respect of the period ended on the Effective Time.

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     14.7.2   Without prejudice to the generality of the indemnity contained in
              Clause 14.1.2, the Vendors shall jointly and severally indemnify and keep indemnified the Purchaser on demand by the Purchaser Group against all costs, claims, damages, expenses, legal fees
              (on a solicitor and own client basis) or any liabilities whatsoever and howsoever arising, incurred or suffered by the Purchaser Group by reason of or in relation to:-

              (a) the termination by any Vendor before the Effective Time of the employment of any person employed by the Vendors in relation to the Business before the Effective Time;

              (b) any claim of whatsoever nature by any person employed by the Vendors in relation to the Businesses on or before the Effective Time arising out of or in relation to any act or omission by any of the Vendors in relation to such person or otherwise in relation to such person arising out of any act or omission or circumstance occurring or arising on or before the Effective Time including without limitation (1) in respect of any contract of employment of any person employed in the UK Business or any part thereof, which act or omission is deemed to have been done by or in relation to the Purchaser in accordance with Regulations 5 or 6 of the Regulations and (2) any termination of the employment of any of the Transferred Employees by any of the Vendors pursuant to the terms of this Clause 14 save to the extent that such claim would not have arisen or have increased as a result of any of the Purchaser Group not having complied with their respective obligations to offer employment to any of the Transferred Employees in terms of this Clause 14.;

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              (c)  any claim by any person (other than any of the Transferred
                   Employees) that his contract of employment has effect after the Effective Time as if originally made with the appropriate member of the Purchaser Group;

     14.7.3 The Purchaser shall indemnify and keep indemnified the Vendors (on demand by the Vendors) against all costs, claims, damages, expenses and liabilities whatsoever and howsoever arising on or after the Effective Time incurred or suffered by the Vendors by reason of or in relation to any claim whatsoever by any Transferred Employee arising out of or in relation to any act or omission by the Purchaser Group in relation to such Transferred Employee after the Effective Time or otherwise arising out of any act or omission or circumstance occurring or arising after the Effective Time in relation to such Transferred Employee and/or in relation to the employment of any UK Employee in relation to the Businesses after the Effective Time save for (a) any protective awards against the Vendors or any of them made in terms of regulation 11 of the Regulations) and any similar award made against the Vendors in any jurisdiction outside the UK except where such awards have been made as a result of the Purchaser failing to provide the Vendors with information (as required in terms of regulation 10(3) of the Regulations) sufficient to allow the Vendors to comply with the provisions of regulation 10(2)(d) of the Regulations and (b) any sum paid or due to be paid by any of the Vendors under Clause 14.7.1);

     14.7.4 If any contract of employment of any employee in connection with the Vendors or the Businesses (other than the Transferred Employees) shall have effect as if originally made between the

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              Purchaser Group and such employee as a result of the provisions of Regulation 5 of the Regulations or otherwise:-

              (a) the Purchaser Group may, upon becoming aware of the application of Regulation 5 or other provision to any such contract, terminate such contract forthwith; and


              (b) the Vendors jointly and severally undertake to indemnify and keep indemnified the Purchaser Group against any claims, liabilities, demands, damages and reasonable costs and expenses of any nature where appropriate on a solicitor and own client basis arising out of such termination or dismissal and against any sums payable to or on behalf of such employee in respect of his employment following the Effective Time;

     14.7.5 Without prejudice to Clause 14.7.3 following Completion the Purchaser or such other companies as BARRA shall nominate shall be entitled but not obliged to take advantage of the pension arrangements established for the Transferred Employees as disclosed to the Purchaser.

15.  GUARANTEE

15.1 PURCHASER'S GUARANTEE

     Subject to the provisions of Clause 15.2 and 15.3:-


     15.1.1 BARRA hereby irrevocably and unconditionally guarantees to the Vendors the due and punctual payment, discharge, performance and observance by the Purchaser Group (other than BARRA) of all its liabilities and obligations of whatever nature under this Agreement (as varied extended or renewed from time to time)

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              and undertakes with the Vendors that if and each time that the
              Purchaser Group (other than BARRA) shall be in default under this Agreement BARRA will on demand by the Vendors pay and discharge all liabilities and perform and observe all obligations of the Purchaser Group (other than BARRA) as if BARRA instead of the Purchaser Group (other than BARRA) were expressed to be the primary obligor, provided the Vendors first make a formal demand on the Purchaser Group (other than BARRA), however in respect of any further steps required to seek recovery of any such sums not paid BARRA hereby waives any right it may have of first requiring the Vendors to proceed against or claim payment from the Purchaser Group (other than BARRA);

     15.1.2 This guarantee is a continuing guarantee and shall remain in full force and effect until all liabilities and obligations of the Purchaser under this Agreement have been paid, discharged, performed or (as the case may be) observed;

     15.1.3 The Vendors may at any time without prejudice to their rights and remedies under or in connection with this Agreement (and without discharging or in any way affecting the liability of BARRA) grant to the Purchaser Group (other than BARRA) or any other person, time for the payment, discharge, performance or observance or any other indulgence and the obligations of BARRA hereunder shall not be affected by any act omission matter or thing whatever which but for this provision might affect such obligations or operate to release or otherwise exonerate BARRA;

15.2 The aggregate maximum liability of BARRA to the Vendors under and in terms of Clause 15.1 shall be the aggregate of the Consideration and the amount of the Accepted Liabilities.

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15.3 The liability of BARRA under and in terms of Clause 15.1 shall cease and determine on the First Retention Release Date save to the extent that any valid claim may have been made on BARRA under Clause 15.1 prior to or as at that date.

16.  ANNOUNCEMENTS

16.1 The Purchaser Group and the Vendors hereby acknowledge and accept that the Vendors have a statutory obligation to consult with the Transferred Employees prior to Completion and the Purchaser Group has an obligation to provide information to the Vendors on their intentions regarding the Transferred Employees to enable that consultation to take place, and the Vendors and the Purchaser Group confirm that they respectively will fulfil that statutory obligation. The Vendors shall at Completion make such announcements to the employees, agents, customers and suppliers of the Vendors as may be agreed between the Vendors and the Purchaser Group in writing;

16.2 Subject to the provisions of Clause 16.1, none of the Purchaser Group nor the Vendors shall make any press or media announcement or issue any press or media statement with respect to this Agreement or any matter contained herein without obtaining the prior written agreement of the others to the contents thereof and the manner of its presentation and publication;

16.3 The provisions of Clause 16.2 shall not apply to any announcement or circular required to be made or issued by the Purchaser or any member of the Purchaser Group so as to comply with its obligations to any regulatory authority in any jurisdiction or where any member of the Purchaser Group is advised by its professional advisers that disclosure is required to comply with any obligation imposed on a publicly traded

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     company or to any announcement or circular permitted to be issued in terms of the Confidentiality Agreement dated 11th November 1996 between BARRA and UK;

17.  ASSIGNATION AND TRANSFER

17.1 No party to this Agreement shall be entitled, without the prior written consent of the others, to assign or transfer in whole or in part the benefit and/or burden of this Agreement or any right and/or obligation under this Agreement to any other person or company provided that the Purchaser without the consent of the Vendors may assign this Agreement or any right or obligation of the Purchaser hereunder to any company within the group of companies of which the Purchaser forms part provided that if it is intended that such company is to leave such group before the First Retention Release Date then the Purchaser shall procure that this Agreement or any right or obligation so held by such company will be reassigned to another company within the said group.

17.2 This Agreement shall be binding on, and shall enure for the benefit of, any person to whom any right and/or obligation is assigned or transferred under and in terms of this Agreement.

18.  AGREEMENT TO CONTINUE

18.1 Notwithstanding Completion, each and every right and obligation of the parties under this Agreement shall, except in so far as fully performed at Completion, continue in full force and effect.

18.2 Where any obligation under this Agreement is expressed to require performance within a specified time limit that obligation shall continue to be binding and enforceable after the expiry of that time limit if the party

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     so obliged fails to perform that obligation within that time limit
     (but without prejudice to all rights and remedies available against such party by reason of such party's failure to perform that obligation within the time limit).


19.  FURTHER ACTIONS

     Notwithstanding Completion the Vendors hereby undertake to the Purchaser to execute and do and use their respective reasonable endeavours to procure to be executed and done by all necessary parties from time to time at the Purchaser's request and expense all such deeds, documents, assurances, acts and things as may be necessary or requisite for effectually vesting the Assets and the Businesses in the Purchaser and for giving full effect to this Agreement.

20.  CONSENTS AND WAIVERS

20.1 Any consent given by a party under any provision of this Agreement shall be effective only in the instance and for the purpose for which it is given and the giving of any such consent in respect of any act or thing shall not operate as a waiver of any requirement on the party to whom the consent is given not to do that or any other act or thing at any time in the future without such consent.

20.2 No failure on the part of either party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

21.  SEVERABILITY AND RECISSION

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21.1 If any provision of this Agreement shall to any extent be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and each of the provisions of this Agreement shall be valid, legal and enforceable to the fullest extent permitted by law.

21.2 Any right of rescission conferred upon the Purchaser by this Agreement shall be in addition to and without prejudice to all other rights and remedies available to it.

21.3 The Purchaser and the Vendors acknowledge and agree that they shall not in any circumstances be entitled to rescind this Agreement after Completion.

22.  VALUE ADDED TAX

22.1 The parties hereto intend that Section 49(1) of the Value Added Taxes Act 1994 and Article 5 of the Value Added Tax (Special Provisions) Order 1995 (S.1.1995/1268) shall apply to the transfer of the Businesses and the Assets in the United Kingdom in terms of this Agreement and accordingly:-

22.2 the Purchaser declares its intention to use the Assets in carrying on the Businesses and that it will on completion be a taxable person for Value Added Tax purposes;
22.3 the Vendors and the Purchaser agree to use all reasonable endeavours to secure that the transfer of the Assets under this Agreement is treated as neither a supply of goods nor a supply of services for the purposes of Value Added Tax or any similar supply or sales tax or levy which may be chargeable in any jurisdiction;

22.4 the Vendors shall deliver to the Purchaser all records of the Businesses which are required by the Value Added Tax Act 1994 Section 49(1)(b) to

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     be maintained by the Purchaser in respect of the six year period prior to the Completion Date;

22.5 if Value Added Tax should be chargeable on the transfer under this Agreement or any part of it then the Consideration for the purchase of those of the Assets whose sale would be governed by the Value Added Taxes Act 1994 will be exclusive of Value Added Tax and the Vendors will deliver to the Purchaser within three days of it being determined that Value Added Tax should have been so charged an appropriate Value Added Tax invoice for the transfer of such Assets to the Purchaser;

23.  COSTS AND STAMP DUTY

23.1 Save as provided in Clauses 23.2 and 23.3, the Purchaser and the Vendors shall each pay their own costs and outlays in connection with the preparation, execution and carrying into effect of this Agreement save as expressly provided herein;
23.2 The Purchaser shall be responsible for payment of all stamp duty in respect of this agreement and the carrying into effect thereof;

23.3 The Purchaser shall make a contribution of not more than L500 to the travelling costs of the Vendors' representatives incurred in signing this Agreement or any documentation ancillary to it outside the United Kingdom.

24.  ENTIRE AGREEMENT AND VARIATIONS

24.1 This Agreement, the Execution Disclosure Letter, the Completion Disclosure Letter, any documents referred to in this Agreement to which the Purchaser Group and the Vendors are parties (including the Deed of Indemnity), assignations of goodwill by each of the Vendors in favour of UK and the stamp duty agreement among the parties hereto, all dated of

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     even date with this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof;

24.2 No variations of this Agreement shall be effective unless made in writing and duly executed by each member of the Purchaser Group, the Vendors, JS and AM;

25.  DISPUTES

     Whenever a dispute or difference shall arise between any of the parties which is to be determined hereunder the matter will be determined by an independent person ("the Expert") who shall be nominated by agreement between the parties or, failing such nomination within 7 business days after either's request to the other therefor, nominated by the President for the time being of the Law Society of Scotland or, if he shall be unable or unwilling to make an appointment, by the Court of Session in Scotland. The parties shall use their respective reasonable endeavours to procure that the Expert shall as soon as practicable after any matter has been referred to him hereunder determine the matter in question and notify the parties in writing of his determination. In acting hereunder the Expert shall act as an expert and not as an arbiter and his written determination shall be final and binding on the parties (in the absence of clerical or manifest error becoming apparent within 14 days of their being notified of his determination). The parties shall give the Expert all such facilities and information as he may require for the purposes of his determination. The costs and expenses of the Expert for so acting shall be borne and paid in such manner as he shall direct or, if he shall so fail to direct, by the parties in equal shares and if either of them shall pay the whole of such fees that party shall be entitled to immediate reimbursement of the appropriate proportion by the other.

26.  NOTICES

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26.1 Any notice or other communication to be given by one party to another under, or in connection with the matters contemplated by, this Agreement shall be sent:--

     26.1.1    if to any member of the Purchaser Group, to:-

                   BARRA Inc
                   2100 Milvia Street
                   Berkeley  CA94704
                   USA

                   Facsimile no: (001) 510 548 4374
                   Attention: Chief Executive Officer and General Counsel with a copy to Graeme Bruce (Ref: DJB73201), Dundas & Wilson C.S.,, 6/7 Blythswood Square, Glasgow, G2 4AD

     26.1.2   if to the Vendors or the Vendors' Representative, to:-

                   Dickson Minto
                   11 Walker Street
                   Edinburgh
                   EH3 7NE

                   Facsimile no:  0131 225 2712
                   Attention:  David Davidson (failing whom Keith Anderson)


     or in each case to such other address or facsimile number and/or marked for such other attention as may from time to time be specified by the relevant party to the other, by notice given in accordance with this Clause, for the purposes of this Clause;


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26.2 Any notice or other communication to be given by one party to another, under, or in connection with the matters contemplated by, this Agreement shall be in writing and shall be given by letter delivered by hand or sent by first class prepaid recorded delivery or registered post or by facsimile, and shall be deemed to have been received:-

     26.2.1 in the case of delivery by hand prior to 5 pm. on a business day, when delivered and in any other case on the business day following the day of delivery; or


     26.2.2 in the case of first class prepaid recorded delivery or registered post, on the second business day following the day of posting; or

     26.2.3 in the case of facsimile where the transmission occurs prior to 5 p.m. on a business day, on acknowledgement by the addressee's facsimile receiving equipment and in any other case on the business day following the day of acknowledgement by the addressee's facsimile receiving equipment provided that such notice or other communication shall be confirmed by post within twenty four (24) hours after such facsimile transmission.

27.    GOVERNING LAW

27.1 This Agreement shall be governed by and construed in accordance with the law of Scotland.

27.2 The parties hereto submit to the non-exclusive jurisdiction of the Scottish courts as regards any claim, dispute or matter arising out of or relating to this Agreement and its implementation or effect.

IN WITNESS WHEREOF these presents consisting of this and the eighty preceding pages together with the Schedule comprising thirteen parts are executed as follows:-

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

SUBSCRIBED for and on behalf of
EDINBURGH FINANCIAL PUBLISHING
LIMITED at Amsterdam on 8th
September 1997 by WILLIAM JAMES
NEIL LENNOX, Director, in the
presence of:-

Witness.........................             ........................

Full Name.......................

Address.........................

 ................................

SUBSCRIBED for and on behalf of
EDINBURGH FINANCIAL PUBLISHING
(ASIA) LIMITED at Amsterdam on
8th September 1997 by DIANA
SPRAGUE, Director, in the
presence of:-

Witness.........................             ........................

Full Name.......................

Address.........................

 ................................

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                                      121

SUBSCRIBED for and on behalf of
EDINBURGH FINANCIAL PUBLISHING
(USA) INC. at Amsterdam on 8th
September 1997 by WILLIAM JAMES
NEIL LENNOX, Director, in the
presence of:-


Witness.........................             ........................

Full Name.......................

Address.........................

 ................................


SUBSCRIBED for and on behalf of
BARRA (U.K.), LTD. at Amsterdam
on 8th September 1997 by:-

 ................................

an authorised signatory in the
presence of:-


Witness.........................

Full Name.......................

Address.........................

 ................................


SUBSCRIBED for and on behalf of
BARRA INC. at Amsterdam on 8th
September 1997 by:-

 ................................

an authorised signatory in the
presence of:-


Witness.........................

Full Name.......................


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                                      122

Address.........................

 ................................


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                                      123

SUBSCRIBED by WILLIAM JAMES NEIL
LENNOX, duly authorised attorney
for and on behalf of ANGUS
MACDONALD at Amsterdam on 8th
September 1997 in the presence
of:-

Witness.........................             ........................

Full Name.......................

Address.........................

 ................................


SUBSCRIBED by WILLIAM JAMES NEIL
LENNOX, duly authorised attorney
for and on behalf of JEREMY
SALVESEN at Amsterdam on 8th
September 1997 in the presence
of:-

Witness.........................             ........................

Full Name.......................

Address.........................

 ................................


SUBSCRIBED for and on behalf of
BARRA INTERNATIONAL, LTD. at
Amsterdam on 8th September 1997 by:-

 ................................

an authorised signatory in the
presence of:-

Witness.........................

Full Name.......................

Address.........................

 ................................

SUBSCRIBED for and on behalf of
BARRA INTERNATIONAL (JAPAN), LTD.
at Amsterdam on 8th September 1997
by:-

 ................................

an authorised signatory in the
presence of:-

Witness.........................

Full Name.......................

Address.........................

 ................................

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